                                                                    EXHIBIT 10.1




                              AMENDED AND RESTATED
                                LEASE AGREEMENT


                                    BETWEEN


                             HEALTH CARE REIT, INC.


                                      AND


                               JLH SERIES I, INC.



                                 APRIL 29, 1998



                                 JUST LIKE HOME
                               BRADENTON, FLORIDA





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                               TABLE OF CONTENTS


SECTION                                                                                                              PAGE
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
ARTICLE 1:  LEASED PROPERTY, TERM AND DEFINITIONS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.1       Leased Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   1
         1.2       Term . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2
         1.3       Definitions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   2

ARTICLE 2:  RENT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.1       Base Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   8
         2.2       Increase of Lease Rate and Base Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.3       Additional Rent  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.4       Place of Payment of Rent . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.5       Net Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.6       No Termination, Abatement, Etc.  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .   9
         2.7       Computational Method . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.8       Commitment Fee . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         2.9       Working Capital Escrow . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10

ARTICLE 3:  IMPOSITIONS AND UTILITIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.1       Payment of Impositions . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  10
         3.2       Definition of Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  11
         3.3       Escrow of Impositions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.4       Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  12
         3.5       Discontinuance of Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.6       Business Expenses  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13
         3.7       Permitted Contests . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  13

ARTICLE 4:  INSURANCE . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.1       Property Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  14
         4.2       Liability Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  15
         4.3       Builder's Risk Insurance . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.4       Insurance Requirements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  16
         4.5       Replacement Value  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.6       Blanket Policy . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.7       No Separate Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.8       Waiver of Subrogation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  17
         4.9       Mortgages  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         4.10      Escrows  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18

ARTICLE 5:  INDEMNITY . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.1       Tenant's Indemnification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  18
         5.2       Environmental Indemnity; Audits  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  19
         5.3       Limitation of Landlord's Liability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20

ARTICLE 6:  USE AND ACCEPTANCE OF PREMISES  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.1       Use of Leased Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  20
         6.2       Acceptance of Leased Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         6.3       Conditions of Use and Occupancy  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21

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

ARTICLE 7:  REPAIRS AND MECHANICS' LIENS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.1       Maintenance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  21
         7.2       Required Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.3       Construction Liens . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  22
         7.4       Replacements of Fixtures and Personal Property . . . . . . . . . . . . . . . . . . . . . . . . . .  22

ARTICLE 8:  DEFAULTS AND REMEDIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.1       Events of Default  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  23
         8.2       Remedies . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  25
         8.3       Right of Set-Off . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.4       Performance of Tenant's Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.5       Late Payment Charge  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.6       Interest . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  27
         8.7       Litigation; Attorneys' Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.8       Escrows and Application of Payments  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         8.9       Remedies Cumulative  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28

ARTICLE 9:  DAMAGE AND DESTRUCTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.1       Notice of Casualty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  28
         9.2       Substantial Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  29
         9.3       Partial Destruction  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.4       Restoration  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  30
         9.5       Insufficient Proceeds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9.6       Not Trust Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9.7       Landlord's Inspection  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  31
         9.8       Landlord's Costs . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.9       No Rent Abatement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
         9.10      Business Interruption Insurance  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32

ARTICLE 10:  CONDEMNATION . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
        10.1      Total Taking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
        10.2      Partial Taking  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  32
        10.3      Condemnation Proceeds Not Trust Funds   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 11:  TENANT'S PROPERTY  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
        11.1      Tenant's Property   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33
        11.2      Requirements for Tenant's Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  33

ARTICLE 12:  RENEWAL OPTIONS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
        12.1      Renewal Options   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
        12.2      Effect of Renewal   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  35
        12.3      Effect of Non-Renewal or Expiration of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 13:  RIGHT OF FIRST REFUSAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        13.1      Right of First Refusal  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        13.2      No Exercise   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36

ARTICLE 14:  NEGATIVE COVENANTS . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        14.1      No Debt   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  36
        14.2      No Liens  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
        14.3      No Guaranties   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
        14.4      No Transfer   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37


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
         14.5      No Dissolution . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         14.6      No Change in Management or Operation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         14.7      No Investments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         14.8      Contracts  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  37
         14.9      Subordination of Payments to Affiliates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         14.10     Change of Location or Name . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38

ARTICLE 15:  AFFIRMATIVE COVENANTS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         15.1      Perform Obligations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         15.2      Proceedings to Enjoin or Prevent Construction  . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         15.3      Documents and Information  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  38
         15.4      Compliance With Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         15.5      Broker's Commission  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         15.6      Existence and Change in Ownership  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40
         15.7      Financial Covenants  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  40

ARTICLE 16:  ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS   . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         16.1      Prohibition on Alterations and Improvements  . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         16.2      Approval of Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         16.3      Permitted Alterations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         16.4      Requirements for Permitted Alterations . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  42
         16.5      Ownership and Removal of Permitted Alterations . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         16.6      Signs  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 17:  [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44

ARTICLE 18:  ASSIGNMENT AND SALE OF LEASED PROPERTY   . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         18.1      Prohibition on Assignment and Subletting . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  44
         18.2      Requests for Landlord's Consent to Assignment, Sublease or Management Agreement  . . . . . . . . .  44
         18.3      Agreements with Residents  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  45
         18.4      Sale of Leased Property  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         18.5      Assignment by Landlord . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         18.6      Assignment to Affiliate  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 19:  HOLDOVER AND SURRENDER . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         19.1      Holding Over . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46
         19.2      Surrender  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 20:  [RESERVED] . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  46

ARTICLE 21:  QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT AND ESTOPPEL CERTIFICATES . . . . . . . . . . . . . . . . . .  47
         21.1      Quiet Enjoyment  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         21.2      Subordination  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         21.3      Attornment . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  47
         21.4      Estoppel Certificates  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  48

ARTICLE 22:  REPRESENTATIONS AND WARRANTIES . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         22.1      Organization and Good Standing . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49



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
         22.2      Power and Authority  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         22.3      Enforceability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         22.4      Government Authorizations  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         22.5      Financial Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  49
         22.6      Condition of Facility  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         22.7      Compliance with Laws . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         22.8      No Litigation  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  50
         22.9      Consents . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         22.10     No Violation . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         22.11     Reports and Statements . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         22.12     ERISA  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  51
         22.13     Chief Executive Office . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         22.14     Other Name or Entities . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         22.15     Parties in Possession  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         22.16     Access . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         22.17     Utilities  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         22.18     Condemnation and Assessments . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         22.19     Zoning . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  52
         22.20     Pro Forma Statement  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         22.21     Environmental Matters  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         22.22     Leases and Contracts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  53
         22.23     Receivable . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 23:  FUTURE PROJECTS; COTERMINOUS FINANCINGS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         23.1      Project Submissions  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         23.2      Coterminous Financings . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 24:  INTENTIONALLY DELETED  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54

ARTICLE 25:  MISCELLANEOUS  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         25.1      Notices  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         25.2      Advertisement of Leased Property . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  54
         25.3      Entire Agreement . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         25.4      Severability . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         25.5      Captions and Headings  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         25.6      Governing Law  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         25.7      Memorandum of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         25.8      Waiver . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         25.9      Binding Effect . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         25.10     Power of Attorney  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  55
         25.11     No Offer . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         25.12     Modification . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         25.13     Landlord's Modification  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  56
         25.14     No Merger  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         25.15     Laches . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         25.16     Limitation on Tenant's Recourse  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         25.17     Construction of Lease  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         25.18     Counterparts . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         25.19     Lease Guaranty . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  57
         25.20     Custody of Escrow Funds  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         25.21     Landlord's Status as a REIT  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         25.22     Exhibits . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         25.23     WAIVER OF JURY TRIAL . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58



                                     (iv)


         25.24     CONSENT TO JURISDICTION  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  58
         25.25     Attorney's Fees and Expenses . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         25.26     Survival . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59
         25.27     Warrants . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .  59

EXHIBIT A:         LEGAL DESCRIPTION

EXHIBIT A-1:       PERSONAL PROPERTY

EXHIBIT A-2:       DESIGNATION OF FACILITIES

EXHIBIT B:         PERMITTED EXCEPTIONS

EXHIBIT C:         DOCUMENTS TO BE DELIVERED

EXHIBIT D:         TENANT'S CERTIFICATE AND FACILITY FINANCIAL REPORTS

EXHIBIT E:         GOVERNMENT AUTHORIZATIONS TO BE OBTAINED; ZONING PERMITS

EXHIBIT F:         PENDING LITIGATION

EXHIBIT G:         LIST OF LEASES AND CONTRACTS

EXHIBIT H:         LANDLORD-EQUIPMENT LESSOR NONDISTURBANCE AGREEMENT



                                     (v)

                              AMENDED AND RESTATED
                                LEASE AGREEMENT


                 This Amended and Restated Lease Agreement ("Lease" or "Agreement") is made effective as of the 18th day of July, 1997 (the "Effective Date") between HEALTH CARE REIT, INC., a corporation organized under the laws of the State of Delaware ("Landlord"), having its principal office located at One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603, and JLH SERIES I, INC., a Corporation organized under the laws of the State of Florida ("Tenant"), having its chief executive office located at 2440 Tamiami Trail North, Nokomis, Florida 34275.

                                R E C I T A L S

                 A. As of the 18th day of July, 1997, Landlord acquired the Leased Property (defined below) and paid the Acquisition Amount (defined below) towards the purchase price for the Leased Property. The amount paid by Tenant for the acquisition costs of the Leased Property shall be considered Tenant's contribution.

                 B. Landlord leased the Leased Property to Tenant and Tenant desires to lease the Leased Property from Landlord upon the terms set forth in this Lease.

                 C. Landlord and Tenant desire to amend and restate the Lease Agreement dated the 18th day of July, 1997, and substitute this Lease in place thereof.

                 NOW, THEREFORE, Landlord and Tenant agree as follows:

               ARTICLE 1:  LEASED PROPERTY, TERM AND DEFINITIONS

                 1.1 Leased Property. Landlord hereby leases to Tenant and Tenant hereby leases from Landlord the following property:

                          (a)     The land described in Exhibit A attached
hereto (the "Land").

                          (b)     All buildings, structures, and other
improvements, including without limitation, sidewalks, alleys, utility pipes, conduits, and lines, parking areas, and roadways, now or hereafter situated upon the Land (the "Improvements").

                          (c)     All easements, rights and other appurtenances
relating to the Land and Improvements (the "Appurtenances").

                          (d)     All permanently affixed equipment, machinery,
fixtures, and other items of real and personal property, including all components thereof, located in, or used in connection with, and permanently affixed to or incorporated into the Improvements, including without limitation, all furnaces, boilers, heaters, electrical equipment, heating, plumbing, lighting, ventilating, refrigerating, incineration, air and water pollution control, waste disposal, air-cooling and air-conditioning systems and apparatus, sprinkler systems and fire and theft protection equipment, and built-in oxygen and vacuum systems, all of which, to the greatest extent permitted by law, are hereby deemed by the parties hereto to constitute real estate, together with all replacements, modifications, alterations and additions thereto but specifically excluding all items included within the category of Personal Property as defined below (collectively the "Fixtures").

                          (e)     All machinery, equipment, furniture,
furnishings, movable walls or partitions, computers, trade fixtures, consumable inventory and supplies, and other personal property used or useful in Tenant's business on the Leased Property, including without limitation, all items of furniture, furnishings, equipment, supplies and inventory listed on Exhibit A-1 attached hereto and the replacements therefor, except items, if any, included within the definition of Fixtures (collectively the "Personal Property").

                 SUBJECT, HOWEVER, to all easements, liens, encumbrances, restrictions, agreements, and other title matters existing as of the date hereof as listed on Exhibit B attached hereto (the "Permitted Exceptions").

                 1.2 Term. The initial term ("Initial Term") of this Lease commences on the Effective Date and expires at 12:00 Midnight Eastern Time on the tenth anniversary of the Commencement Date (the "Expiration Date"); provided, however, that [i] Tenant has one or more options to renew the Lease pursuant to Article 12, and [ii] the Initial Term may be extended from time to time pursuant to Article 23.

                 1.3 Definitions. Except as otherwise expressly provided, [i] the terms defined in this section have the meanings assigned to them in this section and include the plural as well as the singular; [ii] all accounting terms not otherwise defined herein have the meanings assigned to them in accordance with generally accepted accounting principles as of the time applicable; and [iii] the words "herein", "hereof", and "hereunder" and similar words refer to this Lease as a whole and not to any particular section.

                 "Acquisition Amount" means $2,700,000.00.

                 "ADA" means the federal statute entitled Americans with Disabilities Act, 42 U.S.C. Section 12101, et seq.

                 "Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Tenant or Guarantor. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. "Affiliate" includes, without limitation, Just Like Home, Inc..

                 "Affiliate Facility" means each facility leased by Landlord or any Landlord Affiliate to any Affiliate, whether now or hereafter existing.

                 "Affiliate Lease" means each lease now or hereafter made between Landlord or any Landlord Affiliate and any Affiliate, as amended, modified, extended or renewed from time to time.

                 "Affiliate Tenant" means each Affiliate that is a tenant under an Affiliate Lease.

                 "Annual Financial Statements" means [i] for Tenant, the audited balance sheet and statement of income for the most recent fiscal year on an individual facility and consolidated basis; [ii] for the Facility, an audited Facility Financial Statement for the most recent fiscal year; [iii] for Guarantor, if Guarantor is or includes a corporation, partnership or limited liability company, the audited balance sheet and statement of income for the most recent fiscal year; and [iv] for Guarantor, if Guarantor is or includes an individual, a current unaudited personal financial statement.

                 "Base Rent" has the meaning set forth in Section 2.1, as increased from time to time pursuant to Section 2.2.

                 "Business Day" means any day other than a Saturday, Sunday, or national holiday.

                 "CERCLA" means the Comprehensive Environmental Response, Compensation and Liability Act of 1980, as amended from time to time.

                 "Closing" means the closing of the purchase of the Leased Property by Landlord and the lease of the Leased Property to Tenant.

                 "Commencement Date" means the Effective Date if such date is the first day of a month, and if it is not, the first day of the first month following the Effective Date.

                 "Commitment" means the Commitment letter for the Lease dated April 10, 1997 and the First Amendment thereto dated April 25, 1997.

                 "Effective Date" means the date of this Lease.

                 "Environmental Laws" means all federal, state, and local laws, ordinances and policies the purpose of which is to protect human health and the environment, as amended from time to time, including but not limited to [i] CERCLA; [ii] the Resource Conservation and Recovery Act; [iii] the Hazardous Materials Transportation Act; [iv] the Clean Air Act; [v] Clean Water Act; [vi] the Toxic Substances Control Act; [vii] the Occupational Safety and Health Act; [viii] the Safe Drinking Water Act; and [ix] analogous state laws and regulations.

                 "Event of Default" has the meaning set forth in Section 8.1.

                 "Expiration Date" has the meaning set forth in Section 1.2.

                 "Extended Term" has the meaning set forth in Section 12.3(a).

                 "Facility" means, individually and collectively, the assisted living facilities known as Just Like Home and located on the Leased Property, described in Exhibit A-2 attached hereto.

                 "Facility Financial Statement" means the financial statement for the Facility which shall include the balance sheet, statement of income, statement of cash flows, statement of shareholders' equity, occupancy census data (including payor mix) and a comparison of the actual financial data versus the Facility's internal budget for the applicable period.

                 "Facility Uses" means the uses relating to the operation of the Facility as an assisted living facility with the number of beds per facility described in Exhibit A-2 attached hereto.

                 "Financial Statements" means [i] the annual, quarterly and year to date financial statements of Tenant and Guarantor; and [ii] all operating statements for the Facility, that were submitted to Landlord prior to the Effective Date.

                 "Government Authorizations" means all permits, licenses, approvals, consents, and authorizations required to comply with all Legal Requirements, including but not limited to, [i] zoning permits, variances, exceptions, special use permits, conditional use permits, and consents; [ii] the permits, licenses, provider agreements and approvals required for licensure and operation of an assisted living facility certified as a provider under the federal Medicare and state Medicaid programs; [iii] environmental, ecological, coastal, wetlands, air, and water permits, licenses, and consents; [iv] curb cut, subdivision, land use, and planning permits, licenses, approvals and consents; [v] building, sign, fire, health, and safety permits, licenses, approvals, and consents; and [vi] architectural reviews, approvals, and consents required under restrictive covenants.

                 "Guarantor" means Just Like Home, Inc.

                 "Guaranty" means the Unconditional and Continuing Lease Guaranty entered into by Guarantor to guarantee payment and performance of Tenant's Obligations and any amendments thereto or substitutions or replacements therefor.

                 "Hazardous Materials" means any substance [i] the presence of which poses a hazard to the health or safety of persons on or about the Land including but not limited to asbestos containing materials; [ii] which requires removal or remediation under any Environmental Law, including without limitation any substance which is toxic, explosive, flammable, radioactive, or otherwise hazardous; or [iii] which is regulated under or classified under any Environmental Law as hazardous or toxic including but not limited to any substance within the meaning of "hazardous substance", "hazardous material", "hazardous waste", "toxic substance", "regulated substance", "solid waste", or "pollutant" as defined in any Environmental Law.

                 "Impositions" has the meaning set forth in Section 3.2.

                 "Increaser Rate" means 25 basis points per year for the Initial Term and 25 basis points per year for the Renewal Term.

                 "Initial Term" has the meaning set forth in Section 1.2.

                 "Landlord Affiliate" means any person, corporation, partnership, limited liability company, trust, or other legal entity that, directly or indirectly, controls, or is controlled by, or is under common control with Landlord. "Control" (and the correlative meanings of the terms "controlled by" and "under common control with") means the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such entity. "Landlord Affiliate" includes, without limitation, HCRI Texas Properties, Ltd., HCRI Pennsylvania Properties, Inc., and HCRI Nevada Properties, Inc.

                 "Lease Advance" means [i] the first Lease Advance by Landlord in the Acquisition Amount; or [ii] any other advance of funds by Landlord to Tenant pursuant to the term of this Lease.

                 "Lease Advance Amount" means the amount of any Lease Advance. The Acquisition Amount is the first Lease Advance Amount.

                 "Lease Advance Date" means the date on which Landlord makes a Lease Advance.

                 "Lease Amount" is an aggregate concept and means the sum of the Lease Advance Amounts outstanding at the applicable time.

                 "Lease Payments" means the sum of the Base Rent payments (as increased from time to time) for the applicable period.

                 "Lease Rate" means the annual rate used to determine Base Rent for each Lease Advance. The Lease Rate is the sum of the applicable Rate Index plus the applicable Rate Spread, computed using the 365/360 method. The Lease Rate includes any accrued Increaser Rate.

                 "Lease Year" means each consecutive period of 365 or 366 days throughout the Term. The first Lease Year commences on the Commencement Date and expires on the day before the first anniversary of the Commencement Date.

                 "Leased Property" means, collectively, the Land, Improvements, Appurtenances, Fixtures and Personal Property.

                 "Legal Requirements" means all laws, regulations, rules, orders, writs, injunctions, decrees, certificates, requirements, agreements, conditions of participation and standards of any federal, state, county, municipal or other governmental entity, administrative agency, insurance underwriting board, architectural control board, private third-party payor, accreditation organization, or any restrictive covenants applicable to the development, construction, condition and operation of the Facility by Tenant, including but not limited to, [i] zoning, building, fire, health, safety, sign, and subdivision regulations and codes; [ii] certificate of need laws (if applicable); [iii] licensure to operate as an assisted living facility; [iv] Medicare and Medicaid certification requirements (if applicable); [v] the ADA; [vi] any Environmental Laws; and [vii] requirements, conditions and standards for participation in third-party payor insurance programs.

                 "Manager" means Just Like Home, Inc., a corporation organized under the laws of the State of Florida.

                 "Material Obligation" means [i] any indebtedness secured by a security interest in or a lien, deed of trust or mortgage on any of the Leased Property (or any part thereof, including any Personal Property) and any agreement relating thereto; [ii] any obligation or agreement that is material to the construction or operation of the Facility or that is material to Tenant's business or financial condition; [iii] any indebtedness or capital lease of Tenant that has an outstanding principal balance of at least $50,000.00 and any agreement relating thereto; [iv] any obligation to or agreement with the Issuer relating to the Letter of Credit; and [v] any sublease of the Leased Property.

                 "Overdue Rate" has the meaning set forth in Section 8.6.

                 "Periodic Financial Statements" means [i] for Tenant, the unaudited balance sheet and statement of income of Tenant for the most recent quarter; [ii] for the Facility, the unaudited Facility Financial Statement for the most recent month; [iii] for Guarantor, if Guarantor is or includes a corporation, partnership, or limited liability company, the unaudited balance sheet and statement of income of Guarantor for the most recent quarter; and [iv] for Guarantor, if Guarantor is or includes an individual, a current unaudited personal financial statement.

                 "Permitted Exceptions" means the exceptions to title set forth on Exhibit B.

                 "Permitted Liens" means [i] liens granted to Landlord; [ii] liens customarily incurred by Tenant in the ordinary course of business for items not delinquent including construction liens and deposits and charges under worker's compensation laws; [iii] liens for taxes and assessments not yet due and payable; [iv] any lien, charge, or encumbrance which is being contested in good faith pursuant to this Agreement; [v] the Permitted Exceptions; and [vi] purchase money financing and capitalized equipment leases for the acquisition of personal property provided, however, that Landlord obtains a nondisturbance agreement from the purchase money lender or equipment lessor (substantially in the form of Exhibit H attached hereto) if the original cost of the equipment exceeds $50,000.00.

                 "Pro Forma Statement" means a financial forecast for the Facility for the next 5 year period prepared in accordance with the standards for forecasts established by the American Institute of Certified Public Accountants.

                 "Rate Determination Date" means the date on which the value for the Rate Index is established for computing any Lease Rate. For any Lease Advances made during the Initial Term or the Renewal Term, the Rate Determination Date is the Lease Advance Date.

                 "Rate Index" means the yield quoted in the Wall Street Journal on the applicable Rate Determination Date for the most actively traded United States Treasury Notes having the nearest equivalent maturity date to the Expiration Date or the expiration date for the current Renewal Term, as applicable. For any Lease Advance other than the first Lease Advance, the yield shall be computed based upon the remainder of the Initial Term or Renewal Term, as applicable.

                 "Rate Spread" means the rate spread from time to time used to calculate the Lease Rate applicable to any Lease Advance. The Rate Spread is 390 basis points for the Initial Term and the Renewal Term (for any additional Lease Advance made during the Renewal Term).

                 "Renewal Date" means the first day of the Renewal Term.

                 "Renewal Option" has the meaning set forth in Section 12.1.

                 "Renewal Rate" means the Lease Rate established for the Renewal Date pursuant to Section 12.2(c).

                 "Renewal Term" has the meaning set forth in Section 12.1.

                 "Rent" has the meaning set forth in Section 2.3.

                 "Seller" means JLH Series I, Inc., a corporation organized under the laws of the State of Florida.

                 "State" means the State of Florida.

                 "Tenant's Obligations" means all payment and performance obligations of Tenant under this Lease and all documents executed by Tenant in connection with this Lease.

                 "Tenant's Organizational Documents" means [i] for a corporate Tenant, the Articles of Incorporation of Tenant certified by the Secretary of State of the state of organization, as amended to date, and the Bylaws of Tenant certified by Tenant, as amended to date; [ii] for a partnership Tenant, the Partnership Agreement of Tenant certified by Tenant, as amended to date and the Partnership Certificate, certified by the appropriate authority, as amended to date; and [iii] for a limited liability Tenant, the Articles of Organization of Tenant certified by the Secretary of State of the state of organization, as amended to date and the Operating Agreement of Tenant certified by Tenant, as amended to date.

                 "Term" means the Initial Term and the Renewal Term.

                              ARTICLE 2:  RENT

                 2.1 Base Rent. Tenant shall pay Landlord base rent ("Base Rent") in advance in consecutive monthly installments payable on the first day of each month during the Term commencing on the Commencement Date. If the Effective Date is not the first day of a month, Tenant shall pay Landlord Base Rent on the Effective Date for the partial month, i.e. for the period commencing on the Effective Date and ending on the day before the Commencement Date. The Base Rent for the Initial Term will be computed monthly and will be equal to 1/12th of the sum of the products of each Lease Advance times the Lease Rate for each Lease Advance. The Base Rent for the Renewal Term will be computed in accordance with Section 12.2.

                 2.2 Increase of Lease Rate and Base Rent. Commencing on the first anniversary of the Commencement Date and on each anniversary thereafter throughout the Term (including the Renewal Term and Extended Term), the Lease Rate will increase by the applicable Increaser Rate. On each date that the Lease Rate is increased, the Base Rent will be increased accordingly and will be equal to 1/12th of the sum of the products of each Lease Advance times the Lease Rate (including the applicable Increaser Rate) for each Lease Advance.

                 2.3 Additional Rent. In addition to Base Rent, Tenant shall pay all other amounts, liabilities, obligations and Impositions which Tenant assumes or agrees to pay under this Lease and any fine, penalty, interest, charge and cost which may be added for nonpayment or late payment of such items (collectively the "Additional Rent"). The Base Rent and Additional Rent are hereinafter referred to as "Rent". Landlord shall have all legal, equitable and contractual rights, powers and remedies provided either in this Lease or by statute or otherwise in the case of nonpayment of the Rent.

                 2.4 Place of Payment of Rent. Tenant shall make all payments of Rent at the Landlord's address set forth in the first paragraph of this Lease or at such other place as Landlord may designate from time to time.

                 2.5 Net Lease. This Lease shall be deemed and construed to be an "absolute net lease", and Tenant shall pay all Rent and other charges and expenses in connection with the Leased Property throughout the Term, without abatement, deduction or set-off.

                 2.6 No Termination, Abatement, Etc. Except as otherwise specifically provided in this

Lease, Tenant shall remain bound by this Lease in accordance with its terms. Tenant shall not, without the consent of Landlord, modify, surrender or terminate the Lease, nor seek nor be entitled to any abatement, deduction, deferment or reduction of Rent, or set-off against the Rent. Except as expressly provided in this Lease, the obligations of Landlord and Tenant shall not be affected by reason of [i] any damage to, or destruction of, the Leased Property or any part thereof from whatever cause or any Taking (as hereinafter defined) of the Leased Property or any part thereof; [ii] the lawful or unlawful prohibition of, or restriction upon, Tenant's use of the Leased Property, or any part thereof, the interference with such use by any person, corporation, partnership or other entity, or by reason of eviction by paramount title; [iii] any claim which Tenant has or might have against Landlord or by reason of any default or breach of any warranty by Landlord under this Lease or any other agreement between Landlord and Tenant, or to which Landlord and Tenant are parties; [iv] any bankruptcy, insolvency, reorganization, composition, readjustment, liquidation, dissolution, winding up or other proceeding affecting Landlord or any assignee or transferee of Landlord; or [v] any other cause, whether similar or dissimilar to any of the foregoing, other than a discharge of Tenant from any such obligations as a matter of law.
Except as otherwise specifically provided in this Lease, Tenant hereby specifically waives all rights, arising from any occurrence whatsoever, which may now or hereafter be conferred upon it by law [a] to modify, surrender or terminate this Lease or quit or surrender the Leased Property or any portion thereof; or [b] entitling Tenant to any abatement, reduction, suspension or deferment of the Rent or other sums payable by Tenant hereunder. The obligations of Landlord and Tenant hereunder shall be separate and independent covenants and agreements and the Rent and all other sums payable by Tenant hereunder shall continue to be payable in all events unless the obligations to pay the same shall be terminated pursuant to the express provisions of this Lease or by termination of this Lease other than by reason of an Event of Default.

                 2.7 Computational Method. Landlord and Tenant acknowledge that all rates under this Lease will be computed based on the actual number of days elapsed over a 360-day year (365/360 method).

                 2.8 Commitment Fee. On the Effective Date, Tenant shall pay a commitment fee to Landlord in an amount equal to 1% of the Acquisition Amount.

                 2.9      Working Capital Escrow. [RESERVED]

                    ARTICLE 3:  IMPOSITIONS AND UTILITIES

                 3.1 Payment of Impositions. Tenant shall pay, as Additional Rent, all Impositions that may be levied or become a lien on the Leased Property or any part thereof at any time (whether prior to or during the Term), without regard to prior ownership of said Leased Property, before any fine, penalty, interest, or cost is incurred; provided, however, Tenant may contest any Imposition in accordance with Section 3.7. Tenant shall deliver to Landlord [i] not more than 5 days after the due date of each Imposition, copies of the invoice for such Imposition and the check delivered for payment thereof; and [ii] not more than 30 days after the due date of each Imposition, a copy of the official receipt evidencing such payment or other proof of payment satisfactory to Landlord. Tenant's obligation to pay such Impositions shall be deemed absolutely fixed upon the date such Impositions become a lien upon the Leased Property or any part thereof. Tenant, at its expense, shall prepare and file all tax returns and reports in respect of any Imposition as may be required by governmental authorities. Tenant shall be entitled to any refund due from any taxing authority if no Event of Default shall have occurred hereunder and be continuing. Landlord shall be entitled to any refund from any taxing authority if an Event of Default has occurred and is continuing. Any refunds retained by Landlord due to an Event of Default shall be applied as provided in Section 8.8. Landlord and Tenant shall, upon request of the other, provide such data as is maintained by the party to whom the request is made with respect to the Leased Property as may be necessary to prepare any required returns and reports. In the event governmental authorities classify any property covered by this Lease as personal property, Tenant shall file all personal property tax returns in such jurisdictions where it may legally so file. Landlord, to the extent it possesses the same, and Tenant, to the extent it possesses the same, will provide the other party, upon request, with cost and depreciation records necessary for filing returns for any property so classified as personal property. Where Landlord is legally required to file personal property tax returns, Tenant will be provided with copies of assessment notices indicating a value in excess of the reported value in sufficient time for Tenant to file a protest. Tenant may, upon notice to Landlord, at Tenant's option and at Tenant's sole cost and expense, protest, appeal, or institute such other proceedings as Tenant may deem appropriate to effect a reduction of real estate or personal property assessments and Landlord, at Tenant's expense as aforesaid, shall fully cooperate with Tenant in such protest, appeal, or other action, and grant to Tenant a limited power of attorney as is reasonable and necessary for the purposes of such protest, appeal or other action. Tenant shall reimburse Landlord for all personal property taxes paid by Landlord within 30 days after receipt of billings accompanied by copies of a bill therefor and payments thereof which identify the personal property with respect to which such payments are made.

Impositions imposed in respect to the tax-fiscal period during which the Term terminates shall be adjusted and prorated between Landlord and Tenant, whether or not such Imposition is imposed before or after such termination, and Tenant's obligation to pay its prorated share thereof shall survive such termination.

                 3.2 Definition of Impositions. "Impositions" means, collectively, [i] taxes (including without limitation, all capital stock and franchise taxes of Landlord imposed by the State or any governmental entity in the State due to this lease transaction or Landlord's ownership of the Leased Property and the income arising therefrom, or due to Landlord being considered as doing business in the State because of Landlord's ownership of the Leased Property or lease thereof to Tenant), all real estate and personal property ad valorem, sales and use, business or occupation, single business, gross receipts, transaction privilege, rent or similar taxes; [ii] assessments (including without limitation, all assessments for public improvements or benefits, whether or not commenced or completed prior to the date hereof and whether or not to be completed with the Term); [iii] ground rents, water, sewer or other rents and charges, excises, tax levies, and fees (including without limitation, license, permit, inspection, authorization and similar fees); [iv] all taxes imposed on Tenant's operations of the Leased Property, including without limitation, employee withholding taxes, income taxes and intangible taxes; [v] all taxes imposed by the State or any governmental entity in the State with respect to the conveyance of the Leased Property by Landlord to Tenant or Tenant's designee, including without limitation, conveyance taxes and capital gains taxes; and [vi] all other governmental charges, in each case whether general or special, ordinary or extraordinary, or foreseen or unforeseen, of every character in respect of the Leased Property or any part thereof and/or the Rent (including all interest and penalties thereon due to any failure in payment by Tenant), which at any time prior to, during or in respect of the Term hereof may be assessed or imposed on or in respect of or be a lien upon [a] Landlord or Landlord's interest in the Leased Property or any part thereof; [b] the Leased Property or any part thereof or any rent therefrom or any estate, right, title or interest therein; or [c] any occupancy, operation, use or possession of, or sales from, or activity conducted on, or in connection with the Leased Property or the leasing or use of the Leased Property or any part thereof. Tenant shall not, however, be required to pay any tax based on net income (whether denominated as a franchise or capital stock or other tax) imposed on Landlord by any governmental entity other than as described in clause [i] above.

                 3.3 Escrow of Impositions. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the Impositions assessed against the Leased Property for the preceding tax year, which sums shall be used by Landlord toward payment of such Impositions. Tenant, on demand, shall pay to Landlord any additional funds necessary to pay and discharge the obligations of Tenant pursuant to the provisions of this section. The receipt by Landlord of the payment of such Impositions by and from Tenant shall only be as an accommodation to Tenant, the mortgagees, and the taxing authorities, and shall not be construed as rent or income to Landlord, Landlord serving, if at all, only as a conduit for delivery purposes.

                 3.4 Utilities. Tenant shall pay, as Additional Rent, all taxes, assessments, charges, deposits, and bills for utilities, including without limitation charges for water, gas, oil, sanitary and storm sewer, electricity, telephone service, and trash collection, which may be charged against the occupant of the Improvements during the Term. If an Event of Default occurs and while it remains uncured, Tenant shall, at Landlord's election, deposit with Landlord on the first day of each month a sum equal to 1/12th of the amount of the annual utility expenses for the preceding Lease Year, which sums shall be used by Landlord to pay such utilities. Tenant shall, on demand, pay to Landlord any additional amount needed to pay such utilities. Landlord's receipt of such payments shall only be an accommodation to Tenant and the utility companies and shall not constitute rent or income to Landlord. Tenant shall at all times maintain that amount of heat necessary to ensure against the freezing of water lines. Tenant hereby agrees to indemnify and hold Landlord harmless from and against any liability or damages to the utility systems and the Leased Property that may result from Tenant's failure to maintain sufficient heat in the Improvements.

                 3.5 Discontinuance of Utilities. Landlord will not be liable for damages to person or property or for injury to, or interruption of, business for any discontinuance of utilities nor will such discontinuance in any way be construed as an eviction of Tenant or cause an abatement of rent or operate to release Tenant from any of Tenant's obligations under this Lease.

                 3.6 Business Expenses. Tenant shall promptly pay all expenses and costs incurred in connection with the operation of the Facility on the Leased Property, including without limitation, employee benefits, employee vacation and sick pay, consulting fees, and expenses for inventory and supplies.

                 3.7 Permitted Contests. Tenant, on its own or on Landlord's behalf (or in Landlord's name), but at Tenant's expense, may contest, by appropriate legal proceedings conducted in good faith and with due diligence, the amount or validity or application, in whole or in part, of any Imposition or any Legal Requirement or insurance requirement or any lien, attachment, levy, encumbrance, charge or claim provided that [i] in the case of an unpaid Imposition, lien, attachment, levy, encumbrance, charge or claim, the commencement and continuation of such proceedings shall suspend the collection thereof from Landlord and from the Leased Property; [ii] neither the Leased Property nor any Rent therefrom nor any part thereof or interest therein would be in any immediate danger of being sold, forfeited, attached or lost; [iii] in the case of a Legal Requirement, Landlord would not be in any immediate danger of civil or criminal liability for failure to comply therewith pending the outcome of such proceedings; [iv] in the event that any such contest shall involve a sum of money or potential loss in excess of $50,000.00, Tenant shall deliver to Landlord and its counsel an opinion of Tenant's counsel to the effect set forth in clauses [i], [ii] and [iii], to the extent applicable; [v] in the case of a Legal Requirement and/or an Imposition, lien, encumbrance or charge, Tenant shall give such reasonable security as may be demanded by Landlord to insure ultimate payment of the same and to prevent any sale or forfeiture of the affected Leased Property or the Rent by reason of such nonpayment or noncompliance; provided, however, the provisions of this section shall not be construed to permit Tenant to contest the payment of Rent (except as to contests concerning the method of computation or the basis of levy of any Imposition or the basis for the assertion of any other claim) or any other sums payable by Tenant to Landlord hereunder; [vi] in the case of an insurance requirement, the coverage required by Article 4 shall be maintained; and [vii] if such contest be finally resolved against Landlord or Tenant, Tenant shall, as Additional Rent due hereunder, promptly pay the amount required to be paid, together with all interest and penalties accrued thereon, or comply with the applicable Legal Requirement or insurance requirement. Landlord, at Tenant's expense, shall execute and deliver to Tenant such authorizations, limited powers of attorney and other documents as may be reasonably required in any such contest, and, if reasonably requested by Tenant or if Landlord so desires, Landlord shall join as a party therein. Tenant hereby agrees to indemnify and save Landlord harmless from and against any liability, cost or expense of any kind that may be imposed upon Landlord in connection with any such contest and any loss resulting therefrom.

                            ARTICLE 4:  INSURANCE

                 4.1 Property Insurance. At Tenant's expense, Tenant shall maintain in full force and effect a property insurance policy or policies insuring the Leased Property against the following:

                          (a)     Loss or damage commonly covered by a "Special
Form" policy insuring against physical loss or damage to the Improvements and Personal Property, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if the Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The policy shall be in the amount of the full replacement value (as defined in Section 4.5) of the Improvements and Personal Property and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The policy shall include a stipulated value endorsement or agreed amount endorsement and endorsements for contingent liability for operations of building laws, demolition costs, and increased cost of construction.

                          (b)     If applicable, loss or damage by explosion of
steam boilers, pressure vessels, or similar apparatus, now or hereafter installed on the Leased Property, in commercially reasonable amounts acceptable to Landlord.

                          (c)     Consequential loss of rents and income
coverage insuring against all "Special Form" risk of physical loss or damage with limits and deductible amounts acceptable to Landlord covering risk of loss during the first 9 months of reconstruction, and containing an endorsement for extended period of indemnity of at least 6 months, and shall be written with a stipulated amount of coverage if available at a reasonable premium.

                          (d)     If the Leased Property is located, in whole
or in part, in a federally designated 100-year flood plain area, flood insurance for the Improvements in an amount equal to the lesser of [i] the full replacement value of the Improvements; or [ii] the maximum amount of insurance available for the Improvements under all federal and private flood insurance programs.

                          (e)     Loss or damage caused by the breakage of
plate glass in commercially reasonable amounts acceptable to Landlord.

                          (f)     Loss or damage commonly covered by blanket
crime insurance including employee dishonesty, loss of money orders or paper currency, depositor's forgery, and loss of property of patients accepted by Tenant for safekeeping, in commercially reasonable amounts acceptable to the Landlord.

                 4.2 Liability Insurance. At Tenant's expense, Tenant shall maintain liability insurance against the following:

                          (a)     Claims for personal injury or property damage
commonly covered by comprehensive general liability insurance with endorsements for incidental malpractice, contractual, personal injury, owner's protective liability, voluntary medical payments, products and completed operations, broad form property damage, and extended bodily injury, with commercially reasonable amounts for bodily injury, property damage, and voluntary medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

                          (b)     Claims for personal injury and property
damage commonly covered by comprehensive automobile liability insurance, covering all owned and non-owned automobiles, with commercially reasonable amounts for bodily injury, property damage, and for automobile medical payments acceptable to Landlord, but with a combined single limit of not less than $5,000,000.00 per occurrence.

                          (c)     Claims for personal injury commonly covered
by medical malpractice insurance in commercially reasonable amounts acceptable to Landlord.

                          (d)     Claims commonly covered by worker's
compensation insurance for all persons employed by Tenant on the Leased Property. Such worker's compensation insurance shall be in accordance with the requirements of all applicable local, state, and federal law.

                 4.3 Builder's Risk Insurance. In connection with any construction (which does not constitute a nonstructural renovation), Tenant shall maintain in full force and effect a builder's completed value risk policy ("Builder's Risk Policy") of insurance in a nonreporting form insuring against all "Special Form" risk of physical loss or damage to the Improvements, including but not limited to, risk of loss from fire and other hazards, collapse, transit coverage, vandalism, malicious mischief, theft, earthquake (if Leased Property is in earthquake zone 1 or 2) and sinkholes (if usually recommended in the area of the Leased Property). The Builder's Risk Policy shall include endorsements providing coverage for building materials and supplies and temporary premises. The Builder's Risk Policy shall be in the amount of the full replacement value of the Improvements and shall contain a deductible amount acceptable to Landlord. Landlord shall be named as an additional insured. The Builder's Risk Policy shall include an endorsement permitting initial occupancy.

                 4.4 Insurance Requirements. The following provisions shall apply to all insurance coverages required hereunder:

                          (a)     The form and substance of all policies shall
be subject to the approval of Landlord, which approval will not be unreasonably withheld.

                          (b)     The carriers of all policies shall have a
Best's Rating of "A" or better and a Best's Financial Category of X or higher and shall be authorized to do insurance business in the State.

                          (c)     Tenant shall be the "named insured" and
Landlord shall be an "additional insured" on each liability policy, excluding any policy of workers compensation. On all property and casualty policies, Landlord and Tenant shall be joint loss payees.

                          (d)     Tenant shall deliver to Landlord certificates
or policies showing the required coverages and endorsements. The policies of insurance shall provide that the policy may not be cancelled or not renewed, and no material change or reduction in coverage may be made, without at least 30 days' prior written notice to Landlord.

                          (e)     The policies shall contain a severability of
interest and/or cross-liability endorsement, provide that the acts or omissions of Tenant or Landlord will not invalidate the coverage of the other party, and provide that Landlord shall [i] not be responsible for payment of premiums; and [ii] receive at least 30 days prior written notice of cancellation.

                          (f)     All loss adjustment shall require the written
consent of Landlord and Tenant, as their interests may appear.

                          (g)     At least 30 days prior to the expiration of
each policy, Tenant shall deliver to Landlord a certificate showing renewal of such policy and payment of the annual premium therefor.

                 4.5 Replacement Value. The term "full replacement value" means the actual replacement cost thereof from time to time including increased cost of construction endorsement, with no reductions or deductions. Tenant shall, in connection with each annual policy renewal, deliver to Landlord a redetermination of the full replacement value by the insurer or an endorsement indicating that the Leased Property is insured for its full replacement value. If Tenant makes any Permitted Alterations (as hereinafter defined) to the Leased Property, Landlord may have such full replacement value redetermined at any time after such Permitted Alterations are made, regardless of when the full replacement value was last determined.

                 4.6 Blanket Policy. Notwithstanding anything to the contrary contained in this section, Tenant may carry the insurance required by this Article under a blanket policy of insurance, provided that the coverage afforded Tenant will not be reduced or diminished or otherwise be different from that which would exist under a separate policy meeting all of the requirements of this Lease.

                 4.7 No Separate Insurance. Tenant shall not take out separate insurance concurrent in form or contributing in the event of loss with that required in this Article, or increase the amounts of any then existing insurance, by securing an additional policy or additional policies, unless all parties having an insurable interest in the subject matter of the insurance, including Landlord and any mortgagees, are included therein as additional insureds or loss payees, the loss is payable under said insurance in the same manner as losses are payable under this Lease, and such additional insurance is not prohibited by the existing policies of insurance. Tenant shall immediately notify Landlord of the taking out of such separate insurance or the increasing of any of the amounts of the existing insurance by securing an additional policy or additional policies.

                 4.8 Waiver of Subrogation. Each party hereto hereby waives any and every claim which arises or may arise in its favor and against the other party hereto during the Term for any and all loss of, or damage to, any of its property located within or upon, or constituting a part of, the Leased Property, which loss or damage is covered by valid and collectible insurance policies, to the extent that such loss or damage is recoverable under such policies. Said mutual waiver shall be in addition to, and not in limitation or derogation of, any other waiver or release contained in this Lease with respect to any loss or damage to property of the parties hereto. Inasmuch as the said waivers will preclude the assignment of any aforesaid claim by way of subrogation (or otherwise) to an insurance company (or any other person), each party hereto agrees immediately to give each insurance company which has issued to it policies of insurance, written notice of the terms of said mutual waivers, and to have such insurance policies properly endorsed, if necessary, to prevent the invalidation of said insurance coverage by reason of said waivers, so long as such endorsement is available at a reasonable cost.

                 4.9 Mortgages. The following provisions shall apply if Landlord now or hereafter places a mortgage on the Leased Property or any part thereof: [i] Tenant shall obtain a standard form of lender's loss payable clause insuring the interest of the mortgagee; [ii] Tenant shall deliver evidence of insurance to such mortgagee; [iii] loss adjustment shall require the consent of the mortgagee; and [iv] Tenant shall provide such other information and documents as may be required by the mortgagee.

                 4.10 Escrows. After an Event of Default occurs hereunder, Tenant shall make such periodic payments of insurance premiums in accordance with Landlord's requirements after receipt of notice thereof from Landlord.

                            ARTICLE 5:  INDEMNITY

                 5.1 Tenant's Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors or assigns of Landlord, and Landlord's and such successor's and assign's directors, officers, employees and agents from and against any and all demands, claims, causes of action, fines, penalties, damages (including consequential damages), losses, liabilities (including strict liability), judgments, and expenses (including, without limitation, reasonable attorneys' fees, court costs, and the costs set forth in
Section 8.7) incurred in connection with or arising from: [i] the use or occupancy of the Leased Property by Tenant or any persons claiming under Tenant; [ii] any activity, work, or thing done, or permitted or suffered by Tenant in or about the Leased Property; [iii] any acts, omissions, or negligence of Tenant or any person claiming under Tenant, or the contractors, agents, employees, invitees, or visitors of Tenant or any such person; [iv] any breach, violation, or nonperformance by Tenant or any person claiming under Tenant or the employees, agents, contractors, invitees, or visitors of Tenant or of any such person, of any term, covenant, or provision of this Lease or any law, ordinance, or governmental requirement of any kind including, without limitation, any failure to comply with any applicable requirements under the ADA; [v] any injury or damage to the person, property or business of Tenant, its employees, agents, contractors, invitees, visitors, or any other person entering upon the Leased Property; and [vi] any construction, alterations, changes or demolition of the Facility performed by or contracted for Tenant or its employees, agents or contractors. If any action or proceeding is brought against Landlord, its employees, or agents by reason of any such claim, Tenant, upon notice from Landlord, will defend the claim at Tenant's expense with counsel reasonably satisfactory to Landlord. Landlord and Tenant shall jointly approve or disapprove any settlement offer in an amount of $500,000 or more made or accepted in connection with any such action, suit or proceeding. Tenant may solely approve or disapprove a settlement offer in an amount less than $500,000 made or accepted in connection with any such action, suit or proceeding. All amounts payable to Landlord under this section shall be payable on written demand and any such amounts which are not paid within 10 days after demand therefor by Landlord shall bear interest at the Overdue Rate. In case any action, suit or proceeding is brought against Tenant by reason of any such occurrence, Tenant shall use its best efforts to defend such action, suit or proceeding. Tenant's indemnity under this section does not include tortiously intentional acts or gross negligence of Landlord.

                 5.1.1 Notice of Claim. Landlord shall notify Tenant in writing of any claim or action brought against Landlord in which indemnity may be sought against Tenant pursuant to this section. Such notice shall be given in sufficient time to allow Tenant to defend or participate in such claim or action, but the failure to give such notice in sufficient time shall not constitute a defense hereunder nor in any way impair the obligations of Tenant under this section unless the failure to give such notice precludes Tenant's defense of any such action.

                 5.1.2 Survival of Covenants. The covenants of Tenant contained in this section shall remain in full force and effect after the termination of this Agreement until the expiration of the period stated in the applicable statute of limitations during which a claim or cause of action may be brought and payment in full or the satisfaction of such claim or cause of action and of all expenses and charges incurred by Landlord relating to the enforcement of the provisions herein specified.

                 5.1.3 Reimbursement of Expenses. Unless prohibited by law, Tenant hereby agrees to pay to Landlord all of the reasonable fees, charges and reasonable out-of-pocket expenses related to the Facility and required hereby, or incurred by Landlord in enforcing the provisions of this Agreement.

                 5.2      Environmental Indemnity; Audits.

                 5.2.1 Indemnification. Tenant hereby indemnifies and agrees to hold harmless Landlord, any successors to Landlord's interest in this Lease, and Landlord's and such successors' directors, officers, employees and agents from and against any losses, claims, damages (including consequential damages), penalties, fines, liabilities (including strict liability), costs (including cleanup and recovery costs), and expenses (including expenses of litigation and reasonable consultants' and attorneys' fees) incurred by Landlord or any other indemnitee or assessed against the Leased Property by virtue of any claim or lien by any governmental or quasi-governmental unit, body, or agency, or any third party, for cleanup costs or other costs pursuant to any Environmental Law. Tenant's indemnity shall survive the termination of this Lease. Provided, however, Tenant shall have no indemnity obligation with respect to [i] Hazardous Materials first introduced to the Leased Property subsequent to the date that Tenant's occupancy of the Leased Property shall have fully terminated; or [ii] Hazardous Materials introduced to the Leased Property by Landlord, its agent, employees, successors or assigns. If at any time during the Term of this Lease any governmental authority notifies Landlord or Tenant of a violation of any Environmental Law or Landlord has good cause to believe that a Facility may violate any Environmental Law, Landlord may require an environmental audit of the Leased Premises, (and such further action as may be indicated by such environmental audit) in such form, scope and substance as specified by Landlord, at Tenant's expense. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing any environmental audit, including without limitation, reasonable attorneys' fees and costs.

                 5.3 Limitation of Landlord's Liability. Landlord, its agents, and employees, will not be liable for any loss, injury, death, or damage (including consequential damages) to persons, property, or Tenant's business occasioned by theft, act of God, public enemy, injunction, riot, strike, insurrection, war, court order, requisition, order of governmental body or authority, fire, explosion, falling objects, steam, water, rain or snow, leak or flow of water (including water from the elevator system), rain or snow from the Leased Property or into the Leased Property or from the roof, street, subsurface or from any other place, or by dampness or from the breakage, leakage, obstruction, or other defects of the pipes, sprinklers, wires, appliances, plumbing, air conditioning, or lighting fixtures of the Leased Property, or from construction, repair, or alteration of the Leased Property or from any acts or omissions of any other occupant or visitor of the Leased Property, or from any other cause beyond Landlord's control.

                 ARTICLE 6:  USE AND ACCEPTANCE OF PREMISES

                 6.1 Use of Leased Property. Tenant shall use and occupy the Leased Property exclusively for the Facility Uses and for all lawful and licensed ancillary uses, and for no other purpose without the prior written consent of the Landlord. Tenant shall obtain and maintain all approvals, licenses, and consents needed to use and operate the Leased Property as herein permitted. Tenant shall deliver to Landlord complete copies of surveys, examinations, certification and licensure inspections, compliance certificates, and other similar reports issued to Tenant by any governmental agency within 10 days after Tenant's receipt of each item.

                 6.2 Acceptance of Leased Property. Tenant acknowledges that [i] Tenant and its agents have had an opportunity to inspect the Leased Property; [ii] Tenant has found the Leased Property fit for Tenant's use; [iii] Landlord will deliver the Leased Property to Tenant in "as-is" condition; [iv] Landlord is not obligated to make any improvements or repairs to the Leased Property; and [v] the roof, walls, foundation, heating, ventilating, air conditioning, telephone, sewer, electrical, mechanical, elevator, utility, plumbing, and other portions of the Leased Property are in good working order. Tenant waives any claim or action against Landlord with respect to the condition of the Leased Property. LANDLORD MAKES NO WARRANTY OR REPRESENTATION, EXPRESS OR IMPLIED, IN RESPECT OF THE LEASED PROPERTY OR ANY PART THEREOF, EITHER AS TO ITS FITNESS FOR USE, DESIGN OR CONDITION FOR ANY PARTICULAR USE OR PURPOSE OR OTHERWISE, OR AS TO QUALITY OF THE MATERIAL OR WORKMANSHIP THEREIN, LATENT OR PATENT, IT BEING AGREED THAT ALL SUCH RISKS ARE TO BE BORNE BY TENANT.

                 6.3 Conditions of Use and Occupancy. Tenant agrees that during the Term it shall use and keep the Leased Property in a careful, safe and proper manner; not commit or suffer waste thereon; not use or occupy the Leased Property for any unlawful purposes; not use or occupy the Leased Property or permit the same to be used or occupied, for any purpose or business deemed extrahazardous on account of fire or otherwise; keep the Leased Property in such repair and condition as may be required by the Board of Health, or other city, state or federal authorities, free of all cost to Landlord; not permit any acts to be done which will cause the cancellation, invalidation, or suspension of any insurance policy; and permit Landlord and its agents to enter upon the Leased Property at all reasonable times to examine the condition thereof.

                  ARTICLE 7:  REPAIRS AND MECHANICS' LIENS

                 7.1 Maintenance. Tenant shall maintain, repair, and replace the Leased Property, including without limitation, all structural and nonstructural repairs and replacements to the roof, foundations, exterior walls, parking areas, sidewalks, water, sewer, and gas connections, pipes, and mains. Tenant shall pay, as Additional Rent, the full cost of maintenance, repairs, and replacements. Tenant shall maintain all drives, sidewalks, parking areas, and lawns on or about the Leased Property in a clean and orderly condition, free of accumulations of dirt, rubbish, snow and ice. Tenant shall permit Landlord to inspect the Leased Property at all reasonable times, and shall consider in good faith all reasonable suggestions of the Landlord as to the maintenance and replacement of the Leased Property.

                 7.2 Required Alterations. Tenant shall, at Tenant's sole cost and expense, make any additions, changes, improvements or alterations to the Leased Property, including structural alterations, which may be required by any governmental authorities, including those required to maintain licensure or certification under the Medicare and Medicaid programs (if so certified), whether such changes are required by Tenant's use, changes in the law, ordinances, or governmental regulations, defects existing as of the date of this Lease, or any other cause whatever. All such additions, changes,







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

improvements or alterations shall be deemed to be Permitted Alterations and shall comply with all laws requiring such alterations and with the provisions of Section 16.4.

                 7.3 Construction Liens. Tenant shall have no authority to permit or create a lien against Landlord's interest in the Leased Property, and Tenant shall post notices or file such documents as may be required to protect Landlord's interest in the Leased Property against liens. Tenant hereby agrees to defend, indemnify, and hold Landlord harmless from and against any construction liens against the Leased Property by reason of work, labor, services or materials supplied or claimed to have been supplied on or to the Leased Property. Tenant shall remove, bond-off, or otherwise obtain the release of any construction lien filed against the Leased Property within 10 days after the filing thereof. Tenant shall pay all expenses in connection therewith, including without limitation, damages, interest, court costs and reasonable attorneys' fees.

                 7.4      Replacements of Fixtures and Personal Property.
Tenant shall not remove Fixtures and Personal Property from the Leased Property except to replace the Fixtures and Personal Property by other similar items of equal quality and value, for which replacement of Fixture and Personal Property, Landlord shall execute and deliver bills of sale or other documents of transfer necessary to accomplish such replacements. Items being replaced by Tenant may be removed and shall become the property of Tenant and items replacing the same shall be and remain the property of Landlord. Tenant shall execute, upon written request from Landlord, any and all documents necessary to evidence Landlord's ownership of the Personal Property and replacements therefor. Tenant may finance replacements for the Fixtures and Personal Property by equipment lease or by a security agreement and financing statement if [i] Landlord has consented to the terms and conditions of the equipment lease or security agreement; and [ii] the equipment lessor or lender has entered into a nondisturbance agreement with Landlord upon terms and conditions reasonably acceptable to Landlord, including without limitation, the following: [a] Landlord shall have the right (but not the obligation) to assume such security agreement or equipment lease upon the occurrence of an Event of Default under this Lease; [b] the equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [c] Landlord shall have the right to assign its rights under the equipment lease, security agreement, or nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security





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

agreement, and nondisturbance agreement, including without limitation, reasonable attorneys' fees and costs.

                      ARTICLE 8:  DEFAULTS AND REMEDIES

                 8.1 Events of Default. The occurrence of any one or more of the following shall be an event of default ("Event of Default") hereunder:

                          (a)     Tenant fails to pay in full any installment
of Rent, or any other monetary obligation payable by Tenant under this Lease, within 10 days after such payment is due.

                          (b)     Landlord gives Tenant three or more notices
of non-payment of Rent (after expiration of the 10 day grace period) in any Lease Year.

                          (c)     Tenant or Guarantor (where applicable) fails
to comply with any covenant set forth in Article 14, Section 15.6, Section 15.7 or Article 20 of this Lease.

                          (d)     Tenant fails to observe and perform any other
covenant, condition or agreement under this Lease to be performed by Tenant and [i] such failure continues for a period of 30 days after written notice thereof is given to Tenant by Landlord; or [ii] if, by reason of the nature of such default, the same cannot be remedied within said 30 days, Tenant fails to proceed with diligence reasonably satisfactory to Landlord after receipt of the notice to cure the same or, in any event, fails to cure such default within 60 days after receipt of the notice. The foregoing notice and cure provisions do not apply to any Event of Default otherwise specifically described in any other subsection of Section 8.1.

                          (e)     Tenant abandons or vacates the Leased
Property or any material part thereof or ceases to do business or ceases to exist for any reason for any one or more days, excepting absence due to construction or nonstructural renovations.

                          (f)     [i] The filing by Tenant of a petition under
11 U.S.C. or the commencement of a bankruptcy or similar proceeding by Tenant; [ii] the failure by Tenant within 60 days to dismiss an involuntary bankruptcy petition or other commencement of a bankruptcy, reorganization or similar proceeding against Tenant, or to lift or stay any execution, garnishment or attachment of such consequence as will impair its ability to carry on its operation at the Leased Property; [iii] the entry of an order for relief under 11 U.S.C. in respect of Tenant; [iv] any assignment by Tenant for the benefit of its creditors; [v] the entry by Tenant into an agreement of composition with its creditors; [vi] the approval by a court of competent jurisdiction




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
of a petition applicable to Tenant in any proceeding for its reorganization instituted under the provisions of any state or federal bankruptcy, insolvency, or similar laws; [vii] appointment by final order, judgment, or decree of a court of competent jurisdiction of a receiver of a whole or any substantial part of the properties of Tenant (provided such receiver shall not have been removed or discharged within 60 days of the date of his qualification).

                          (g)     [i] Any receiver, administrator, custodian or
other person takes possession or control of any of the Leased Property and continues in possession for 60 days; [ii] any writ against any of the Leased Property is not released within 60 days; [iii] any judgment is rendered or proceedings are instituted against the Leased Property or Tenant which affect the Leased Property or any part thereof, which is not dismissed for 60 days (except as otherwise provided in this section); [iv] all or a substantial part of the assets of Tenant or Guarantor are attached, seized, subjected to a writ or distress warrant, or are levied upon, or come into the possession of any receiver, trustee, custodian, or assignee for the benefit of creditors; [v] Tenant or Guarantor is enjoined, restrained, or in any way prevented by court order, or any proceeding is filed or commenced seeking to enjoin, restrain or in any way prevent Tenant from conducting all or a substantial part of its business or affairs; or [vi] except as otherwise permitted hereunder, a final notice of lien, levy or assessment is filed of record with respect to all or any part of the Leased Property or any property of Tenant located at the Leased Property and is not dismissed, discharged, or bonded-off within 30 days.

                          (h)     Any material representation or warranty made
by Tenant or Guarantor in this Lease or any other document executed in connection with this Lease, any guaranty of or other security for this Lease, or any report, certificate, application, financial statement or other instrument furnished by Tenant or Guarantor pursuant hereto or thereto shall prove to be false, misleading or incorrect in any material respect as of the date made.

                          (i)     Tenant, any Guarantor, or any Affiliate
defaults on any indebtedness or obligation to Landlord or any Landlord Affiliate, or any agreement with Landlord or any Landlord Affiliate including, without limitation, any lease with Landlord or any Landlord Affiliate, or Tenant or any Guarantor defaults on any Material Obligation, and any applicable grace or cure period with respect to default under such indebtedness or obligation expires without such default having been cured. This provision applies to all such indebtedness, obligations and agreements as they may be amended, modified, extended, or renewed from time to time.




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

                          (j)     The occurrence of any change in Tenant's
leasehold interest in the Leased Property, without the prior written consent of Landlord.

                          (k)     Any guarantor of the Lease dies, dissolves,
terminates, is adjudicated incompetent, files a petition in bankruptcy, or is adjudicated insolvent under 11 U.S.C. or any other insolvency law, or fails to comply with any covenant or requirement of such guarantor set forth in this Lease or in the guaranty of such guarantor, and in the case of the death or incompetency of an individual guarantor only, Tenant fails within 30 days to deliver to Landlord a substitute guaranty or other collateral reasonably satisfactory to Landlord.

                          (l)     The license for the Facility or any other
Government Authorization, is cancelled, suspended or otherwise invalidated, notice of impending revocation proceedings is received and Tenant fails to diligently contest such proceeding, or any reduction occurs in the number of licensed beds or units at the Facility.

                 8.2 Remedies. Landlord may exercise any one or more of the following remedies upon the occurrence of an Event of Default:

                          (a)     Landlord may re-enter and take possession of
the Leased Property without terminating the Lease, and lease the Leased Property for the account of Tenant, holding Tenant liable for all costs of the Landlord in reletting the Leased Property and for the difference in the amount received by such reletting and the amounts payable by Tenant under the Lease.

                          (b)     Landlord may terminate this Lease, exclude
Tenant from possession of the Leased Property and use efforts to lease the Leased Property to others, holding Tenant liable for the difference in the amounts received from such reletting and the amounts payable by Tenant under the Lease.

                          (c)     Landlord may re-enter the Leased Property and
have, repossess and enjoy the Leased Property as if the Lease had not been made, and in such event, Tenant and its successors and assigns shall remain liable for any contingent or unliquidated obligations or sums owing at the time of such repossession.

                          (d)     Landlord may have access to and inspect,
examine and make copies of the books and records and any and all accounts, data and income tax and other returns of Tenant insofar as they pertain to the Leased Property.

                          (e)     Landlord may accelerate all of the unpaid





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

Rent hereunder so that the present value of the aggregate Rent for the unexpired term of this Lease becomes immediately due and payable.

                          (f)     Landlord may take whatever action at law or
in equity as may appear necessary or desirable to collect the Rent and other amounts payable under the Lease then due and thereafter to become due, or to enforce performance and observance of any obligations, agreements or covenants of Tenant under this Lease.

                          (g)     [Intentionally Deleted]

                          (h)     [Intentionally Deleted]

                          (i)     Without waiving any prior or subsequent Event
of Default, Landlord may waive any Event of Default or, with or without waiving any Event of Default, remedy any default.

                          (j)     Landlord may terminate its obligation to
disburse Lease Advances.

                          (k)     Landlord may enter and take possession of the
Land and Facility without terminating the Lease and complete construction and renovation of the Improvements (or any part thereof) and perform the obligations of Tenant under the Lease Documents. Without limiting the generality of the foregoing and for the purposes aforesaid, Tenant hereby appoints Landlord its lawful attorney-in-fact with full power to do any of the following: [i] complete construction, renovation and equipping of the Improvements in the name of Tenant; [ii] use unadvanced funds remaining under the Lease Amount, or funds that may be reserved, escrowed, or set aside for any purposes hereunder at any time, or to advance funds in excess of the Lease Amount, to complete the Improvements; [iii] make changes in the plans and specifications that shall be necessary or desirable to complete the Improvements in substantially the manner contemplated by the plans and specifications; [iv] retain or employ new general contractors, subcontractors, architects, engineers, and inspectors as shall be required for said purposes; [v] pay, settle, or compromise all existing bills and claims, which may be liens or security interests, or to avoid such bills and claims becoming liens against the Facility or security interest against fixtures or equipment, or as may be necessary or desirable for the completion of the construction and equipping of the Improvements or for the clearance of title; [vi] execute all applications and certificates, in the name of Tenant, that may be required in connection with any construction; [vii] do any and every act that Tenant might do in its own behalf, to prosecute and defend all actions or proceedings in connection with the Improvements; and [viii] to execute, deliver and file all applications and other documents and take any and all actions necessary to transfer the operations of the Facility to Landlord or Landlord's designee. This power of attorney is a power coupled with an interest and cannot be revoked.

                 8.3 Right of Set-Off. Landlord may, and is hereby authorized by Tenant to, at any time and from time to time without advance notice to Tenant (any such notice being expressly waived by Tenant), set-off and apply any and all sums held by Landlord, any indebtedness of Landlord to Tenant, and any claims by Tenant against Landlord, against any obligations of Tenant hereunder and against any claims by Landlord against Tenant, whether or not such obligations or claims of Tenant are matured and whether or not Landlord has exercised any other remedies hereunder. The rights of Landlord under this section are in addition to any other rights and remedies Landlord may have against Tenant.

                 8.4 Performance of Tenant's Covenants. Landlord may perform any obligation of Tenant which Tenant has failed to perform within 5 days after Landlord has sent a written notice to Tenant informing it of its specific failure. Tenant shall reimburse Landlord on demand, as Additional Rent, for any expenditures thus incurred by Landlord and shall pay interest thereon at the Overdue Rate (as defined in Section 8.6).

                 8.5 Late Payment Charge. Tenant acknowledges that any default in the payment of any installment of Rent payable hereunder will result in loss and additional expense to Landlord in servicing any indebtedness of Landlord secured by the Leased Property, handling such delinquent payments, and meeting its other financial obligations, and because such loss and additional expense is extremely difficult and impractical to ascertain, Tenant agrees that in the event any Rent payable to Landlord hereunder is not paid within 10 days after the due date, Tenant shall pay a late charge of 5% of the amount of the overdue payment as a reasonable estimate of such loss and expenses, unless applicable law requires a lesser charge, in which event the maximum rate permitted by such law may be charged by Landlord. The 10 day grace period set forth in this section shall not extend the time for payment of Rent or the period for curing any default or constitute a waiver of such default.

                 8.6 Interest. In addition to the late payment charge, any payment not made by Tenant within 10 days after the due date shall thereafter bear interest at the rate (the "Overdue Rate") of 18% per annum, provided, however, that at no time will Tenant be required to pay interest at a rate higher than the maximum legal rate and, provided further, that if a court of competent jurisdiction determines that any other charges payable under this Lease are deemed to be interest, the Overdue Rate shall be adjusted to ensure that the aggregate interest payable under this Lease does not accrue at a rate in excess of the maximum legal rate. Tenant shall not be required to pay interest upon any late payment fees assessed pursuant to
Section 8.5.

                 8.7 Litigation; Attorneys' Fees. Within 5 days after Tenant has knowledge of any litigation or other proceeding that may be instituted against Tenant, against the Leased Property to secure or recover possession thereof, or that may affect the title to or the interest of Landlord in the Leased Property, Tenant shall give written notice thereof to Landlord. Tenant shall pay all reasonable costs and expenses incurred by Landlord in enforcing or preserving Landlord's rights under this Lease, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including without limitation, [i] the fees, expenses, and costs of any litigation, receivership, administrative, bankruptcy, insolvency or other similar proceeding; [ii] reasonable attorney, paralegal, consulting and witness fees and disbursements, whether in house counsel or outside counsel; and [iii] the expenses, including without limitation, lodging, meals, and transportation, of Landlord and its employees, agents, attorneys, and witnesses in preparing for litigation, administrative, bankruptcy, insolvency or other similar proceedings and attendance at hearings, depositions, and trials in connection therewith.
All such costs, charges and fees payable by Tenant shall be deemed to be Additional Rent under this Lease.

                 8.8 Escrows and Application of Payments. As security for the performance of its obligations hereunder, Tenant hereby assigns to Landlord all its right, title, and interest in and to all monies escrowed with Landlord under this Lease and all deposits with utility companies, taxing authorities and insurance companies; provided, however, that Landlord shall not exercise its rights hereunder until an Event of Default has occurred. Any payments received by Landlord under any provisions of this Lease during the existence or continuance of an Event of Default shall be applied to Tenant's obligations in the order which Landlord may determine.

                 8.9 Remedies Cumulative. The remedies of Landlord herein are cumulative to and not in lieu of any other remedies available to Landlord at law or in equity. The use of any one remedy shall not be taken to exclude or waive the right to use any other remedy.

                     ARTICLE 9:  DAMAGE AND DESTRUCTION

                 9.1 Notice of Casualty. If the Leased Property shall be destroyed, in whole or in part, or damaged by fire, flood, windstorm or other casualty (a "Casualty"), Tenant shall give written notice thereof to the Landlord within one business day after the occurrence of the Casualty. Within 15 days after the occurrence of the Casualty or as soon thereafter as such information is reasonably available to Tenant, Tenant shall provide the following information to Landlord: [i] the date of the Casualty; [ii] the nature of the Casualty; [iii] a description of the damage or destruction caused by the Casualty including the type of Leased Property damaged and the area of the Improvements damaged; [iv] a preliminary estimate of the cost to repair, rebuild, restore or replace the Leased Property; [v] a preliminary estimate of the schedule to complete the repair, rebuilding, restoration or replacement of the Leased Property; [vi] a description of the anticipated property insurance claim including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date; and [vii] a description of the business interruption claim including the name of the insurer, the insurance coverage limits, the deductible amount, the expected settlement amount, and the expected settlement date. Within five days after request from Landlord, Tenant will provide Landlord with copies of all correspondence to the insurer and any other information reasonably requested by Landlord.

                 9.2      Substantial Destruction.

                 9.2.1 If the Improvements are substantially destroyed at any time other than during the final 18 months of the Initial Term or the Renewal Term, Tenant shall promptly rebuild and restore the Leased Property in accordance with Section 9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration. The term "substantially destroyed" means any casualty resulting in the loss of use of 50% or more of the licensed beds at any one Facility.

                 9.2.2 If the Improvements are substantially destroyed during the final 18 months of the Initial Term or the Renewal Term, Landlord may elect to terminate this Lease or terminate this Lease and all Affiliate Leases, at Landlord's option, and retain the insurance proceeds unless Tenant exercises its option to renew as set forth in Section 9.2.3. If Landlord elects to terminate, Landlord shall give notice ("Termination Notice") of its election to terminate this Lease (or this Lease and all Affiliate Leases, if elected by Landlord) within 30 days after receipt of Tenant's notice of the damage. If Tenant does not exercise its option to renew under
Section 9.2.3 within 15 days after delivery of the Termination Notice, this Lease (or this Lease and all Affiliate Leases, if elected by Landlord) shall terminate on the 15th day after delivery of the Termination Notice. If this Lease (or this Lease and all Affiliate Leases, if elected by Landlord) is so terminated, Tenant shall be liable to Landlord for all Rent and all other obligations accrued under this Lease through the effective date of termination and each Affiliate shall be liable to Landlord for all Rent and all other obligations accrued under its respective Affiliate Lease through the effective date of termination.

                 9.2.3 If the Improvements are substantially destroyed during the final 18 months of the Initial Term or the Renewal Term and Landlord gives the Termination Notice, Tenant shall have the option to renew this Lease. Tenant shall give Landlord irrevocable notice of Tenant's election to renew, and each Affiliate Tenant shall give irrevocable notice of renewal, within 15 days after delivery of the Termination Notice. If Tenant and each Affiliate Tenant elect to renew, the Renewal Term will be in effect for the balance of the then current Term plus a 10 year period. The Renewal Term will commence on the third day following Landlord's receipt of Tenant's and each Affiliate Tenant's notice of renewal. All other terms of this Lease for the Renewal Term shall be in accordance with Article 12. The Leased Property will be restored by Tenant in accordance with the provisions of this Article 9 regarding partial destruction.

                 9.3 Partial Destruction. If the Leased Property is not substantially destroyed, then Tenant shall comply with the provisions of Section
9.4 and Landlord shall make the insurance proceeds available to Tenant for such restoration.

                 9.4 Restoration. Tenant shall promptly repair, rebuild, or restore the Leased Property, at Tenant's expense, so as to make the Leased Property at least equal in value to the Leased Property existing immediately prior to such occurrence and as nearly similar to it in character as is practicable and reasonable. Before beginning such repairs or rebuilding, or letting any contracts in connection with such repairs or rebuilding, Tenant will submit for Landlord's approval, which approval Landlord will not unreasonably withhold or delay, plans and specifications meeting the requirements of Section
16.2 for such repairs or rebuilding. Promptly after receiving Landlord's approval of the plans and specifications and receiving the proceeds of insurance, Tenant will begin such repairs or rebuilding and will prosecute the repairs and rebuilding to completion with diligence, subject, however, to strikes, lockouts, acts of God, embargoes, governmental restrictions, and other causes beyond Tenant's reasonable control. Landlord will make available to Tenant the net proceeds of any fire or other casualty insurance paid to Landlord for such repair or rebuilding as the same progresses, after deduction of any costs of collection, including attorneys' fees. Payments will be made against properly certified vouchers of a competent architect in charge of the work and approved by Landlord. Prior to commencing the repairing or rebuilding, Tenant shall deliver to Landlord for Landlord's approval a schedule setting forth the estimated monthly draws for such work. Landlord will contribute to such payments out of the insurance proceeds an amount equal to the proportion that the total net amount received by Landlord from insurers bears to the total estimated cost of the rebuilding or repairing, multiplied by the payment by Tenant on account of such work. Landlord may, however, withhold 10% from each payment until the work is completed and proof has been furnished to Landlord that no lien or liability has attached or will attach to the Leased Property or to Landlord in connection with such repairing or rebuilding. Upon the completion of rebuilding and the furnishing of such proof, the balance of the net proceeds of such insurance payable to Tenant on account of such repairing or rebuilding will be paid to Tenant. Tenant will obtain and deliver to Landlord a temporary or final certificate of occupancy before the Leased Property is reoccupied for any purpose. Tenant shall complete such repairs or rebuilding free and clear of mechanic's or other liens, and in accordance with the building codes and all applicable laws, ordinances, regulations, or orders of any state, municipal, or other public authority affecting the repairs or rebuilding, and also in accordance with all requirements of the insurance rating organization, or similar body. Any remaining proceeds of insurance after such restoration will be Tenant's property.

                 9.5 Insufficient Proceeds. If the proceeds of any insurance settlement are not sufficient to pay the costs of such repair, rebuilding or restoration in full, Tenant shall deposit with Landlord at Landlord's option, and within 30 days of Landlord's request, an amount sufficient in Landlord's reasonable judgment to complete such repair, rebuilding or restoration. Tenant shall not, by reason of the deposit or payment, be entitled to any reimbursement from Landlord or diminution in or postponement of the payment of the Rent.

                 9.6 Not Trust Funds. Notwithstanding anything herein or at law or equity to the contrary, none of the insurance proceeds paid to Landlord as herein provided shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this Article 9. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment or value, of the Leased Property from any casualty whatsoever, whether or not insurable or insured against.

                 9.7 Landlord's Inspection. During the progress of such repairs or rebuilding, Landlord and its architects and engineers may, from time to time, inspect the Leased Property and will be furnished, if required by them, with copies of all plans, shop drawings, and specifications relating to such repairs or rebuilding. Tenant will keep all plans, shop drawings, and specifications at the building, and Landlord and its architects and engineers may examine them at all reasonable times. If, during such repairs or rebuilding, Landlord and its architects and engineers determine that the repairs or rebuilding are not being done in accordance with the approved plans and specifications, Landlord will give prompt notice in writing to Tenant, specifying in detail the particular deficiency, omission, or other respect in which Landlord claims such repairs or rebuilding do not accord with the approved plans and specifications. Upon the receipt of any such notice, Tenant will cause corrections to be made to any deficiencies, omissions, or such other respect. Tenant's obligations to supply insurance, according to Article 4, will be applicable to any repairs or rebuilding under this section.

                 9.8 Landlord's Costs. Tenant shall, within 30 days after receipt of an invoice from Landlord, pay the costs, expenses, and fees of any architect or engineer employed by Landlord to review any plans and specifications and to supervise and approve any construction, or for any services rendered by such architect or engineer to Landlord as contemplated by any of the provisions of this Lease, or for any services performed by Landlord's attorneys in connection therewith. The daily fee for Landlord's consulting engineer is $750.00.

                 9.9 No Rent Abatement. Rent will not abate pending the repairs or rebuilding of the Leased Property.

                 9.10 Business Interruption Insurance. All business interruption insurance proceeds shall be paid to Tenant.

                          ARTICLE 10:  CONDEMNATION

                 10.1 Total Taking. If, by exercise of the right of eminent domain or by conveyance made in response to the threat of the exercise of such right ("Taking"), the entire Leased Property is taken, or so much of the Leased Property is taken that the Leased Property cannot be used by Tenant for the purposes for which it was used immediately before the Taking, then this Lease will end on the earlier of the vesting of title to the Leased Property in the condemning authority or the taking of possession of the Leased Property by the condemning authority. All damages awarded for such Taking under the power of eminent domain shall be the property of the Landlord, whether such damages shall be awarded as compensation for diminution in value of the leasehold or the fee of the Leased Property. If this Lease is terminated with respect to a Facility subject to a taking as described in this section, Landlord may, at its option, terminate each Affiliate Lease.

                 10.2 Partial Taking. If, after a Taking, so much of the Leased Property remains that the Leased Property can be used for substantially the same purposes for which it was used immediately before the Taking, then [i] this Lease will end as to the part taken on the earlier of the vesting of title to the Leased Property in the condemning authority or the taking of possession of the Leased Property by the condemning authority; [ii] at its cost, Tenant shall restore so much of the Leased Property as remains to a sound architectural unit substantially suitable for the purposes for which it was used immediately before the Taking, using good workmanship and new, first-class materials; [iii] upon completion of the restoration, Landlord will pay Tenant the lesser of the net award made to Landlord on the account of the Taking (after deducting from the total award, attorneys', appraisers', and other fees and costs incurred in connection with the obtaining of the award and amounts paid to the holders of mortgages secured by the Leased Property), or Tenant's actual out-of-pocket costs of restoring the Leased Property; and [iv] Landlord shall be entitled to the balance of the net award. The restoration shall be completed in accordance with Sections 9.4, 9.5, 9.7, 9.8 and 9.9 with such provisions deemed to apply to condemnation instead of casualty.

                 10.3     Condemnation Proceeds Not Trust Funds.
Notwithstanding anything in this Lease or at law or equity to the contrary, none of the condemnation award paid to Landlord shall be deemed trust funds, and Landlord shall be entitled to dispose of such proceeds as provided in this
Article 10. Tenant expressly assumes all risk of loss, including a decrease in the use, enjoyment, or value, of the Leased Property from any Condemnation.

                       ARTICLE 11:  TENANT'S PROPERTY

                 11.1 Tenant's Property. Tenant shall install, place, and use on the Leased Property such fixtures, furniture, equipment, inventory and other personal property in addition to the Personal Property as may be required or as Tenant may, from time to time, deem necessary or useful to operate the Leased Property for its permitted purposes. All fixtures, furniture, equipment, inventory, and other personal property installed, placed, or used on the Leased Property which is owned by Tenant or leased by Tenant from third parties is hereinafter referred to as "Tenant's Property".

                 11.2 Requirements for Tenant's Property. Tenant shall comply with all of the following requirements in connection with Tenant's
Property:

                          (a)     Tenant shall, at Tenant's sole cost and
expense, maintain, repair, and replace Tenant's Property.

                          (b)     Tenant shall, at Tenant's sole cost and
expense, keep Tenant's Property insured against loss or damage by fire, vandalism and malicious mischief, sprinkler leakage, earthquake, and other physical loss perils commonly covered by fire and extended coverage, boiler and machinery, and difference in conditions insurance in an amount not less than 90% of the then full replacement cost thereof. Tenant shall use the proceeds from any such policy for the repair and replacement of Tenant's Property. The insurance shall meet the requirements of Section 4.3.

                          (c)     Tenant shall pay all taxes applicable to
Tenant's Property.

                          (d)     If Tenant's Property is damaged or destroyed
by fire or any other cause, Tenant shall promptly repair or replace Tenant's Property unless Landlord elects to terminate this Lease pursuant to
Section 9.2.2.

                          (e)     Unless an Event of Default or any event
which, with the giving of notice or lapse of time, or both, would constitute an Event of Default has occurred, Tenant may remove Tenant's Property from the Leased Property from time to time provided that [i] the items removed are not required to operate the Leased Property for the Facility Uses (unless such items are being replaced by Tenant); and [ii] Tenant repairs any damage to the Leased Property resulting from the removal of Tenant's Property.

                          (f)     Tenant shall not, without the prior written
consent of Landlord or as otherwise provided in this Lease, remove any Tenant's Property or Leased Property. Tenant shall, at Landlord's option, remove Tenant's Property upon the termination or expiration of this Lease and shall repair any damage to the Leased Property resulting from the removal of Tenant's Property. If Tenant fails to remove Tenant's Property within 30 days after request by Landlord, then Tenant shall be deemed to have abandoned Tenant's Property, Tenant's Property shall become the property of Landlord, and Landlord may remove, store and dispose of Tenant's Property. In such event, Tenant shall have no claim or right against Landlord for such property or the value thereof regardless of the disposition thereof by Landlord. Tenant shall pay Landlord, upon demand, all expenses incurred by Landlord in removing, storing, and disposing of Tenant's Property and repairing any damage caused by such removal. Tenant's obligations hereunder shall survive the termination or expiration of this Lease.

                          (g)     Tenant shall perform its obligations under
any equipment lease or security agreement for Tenant's Property. For equipment loans or leases for equipment having an original cost in excess of $50,000.00, Tenant shall cause such equipment lessor or lender to enter into a nondisturbance agreement with Landlord upon terms and conditions acceptable to Landlord, including without limitation, the following: [i] Landlord shall have the right (but not the obligation) to assume such equipment lease or security agreement upon the occurrence of an Event of Default by Tenant hereunder; [ii] such equipment lessor or lender shall notify Landlord of any default by Tenant under the equipment lease or security agreement and give Landlord a reasonable opportunity to cure such default; and [iii] Landlord shall have the right to assign its interest in the equipment lease or security agreement and nondisturbance agreement. Tenant shall, within 30 days after receipt of an invoice from Landlord, reimburse Landlord for all costs and expenses incurred in reviewing and approving the equipment lease, security agreement and nondisturbance agreement, including without limitation, reasonable attorneys' fees and costs.

                        ARTICLE 12:  RENEWAL OPTIONS

                 12.1 Renewal Options. Tenant has the option to renew ("Renewal Option") this Lease for one 10-year renewal term. Tenant can exercise the Renewal Option only upon satisfaction of the following conditions:

                          (a)     There shall be no uncured Event of Default,
or any event which with the passage of time or giving of notice would constitute an Event of Default, at the time Tenant exercises its Renewal Option nor on the date the Renewal Term is to commence.

                          (b)     Tenant shall give Landlord irrevocable
written notice of renewal no later than the date which is [i] 90 days prior to the expiration date of the then current Term; or [ii] 15 days after Landlord's delivery of the Termination Notice as set forth in Section 9.2.3.

                          (c)     Each Affiliate Tenant shall concurrently give
irrevocable notice of renewal for each Affiliate Lease.

                 12.2 Effect of Renewal. The following terms and conditions will be applicable if Tenant renews the Lease:

                          (a)     Effective Date.  Except as otherwise provided
in Section 9.2.3, the effective date of the Renewal Term will be the first day after the expiration date of the then current Term. The first day of the Renewal Term is also referred to as the Renewal Date.

                          (b)     Lease Amount.  Effective as of the Renewal
Date, a single Lease Amount will be computed by summing all Lease Advance Amounts (including the Acquisition Amount).

                          (c)     Lease Rate.  Effective as of the Renewal
Date, a single Lease Rate will be computed equal to the Renewal Rate. The Renewal Rate will be the sum of the Lease Rate for the final year of the Initial Term plus 25 basis points.

                          (d)     Base Rent.  Effective as of the Renewal Date,
the Base Rent will be changed to equal 1/12th of the product of [i] the Lease Amount on the Renewal Date times [ii] the new Lease Rate equal to the Renewal Rate.

                          (e)     Other Terms and Conditions.  Except for the
modifications set forth in this Section 12.2, all other terms and conditions of the Lease will remain the same for the Renewal Term. The Lease Rate and Base Rent will increase annually as set forth in Section 2.2.

                 12.3 Effect of Non-Renewal or Expiration of Lease. The following terms and conditions will be applicable if Tenant does not renew this Lease by the expiration date for the then current Term:

                          (a)     Extension of Current Term.  The current Term
will be extended (the "Extended Term") for 180 days.

                          (b)     Lease Payments.  During the Extended Term,

Tenant shall continue to make monthly payments of Rent (including Base Rent) based upon the then existing Lease Rate.

                     ARTICLE 13:  RIGHT OF FIRST REFUSAL

                 13.1 Right of First Refusal. Tenant shall have the right of first refusal to purchase the Leased Property during the Term of this Lease. If at any time during the Term, Landlord shall receive a bona fide offer ("Offer") from a third person for the purchase of the Leased Property, which Offer Landlord desires to accept, Landlord shall promptly deliver to Tenant a copy of such Offer. Tenant shall have the right for a period of 60 days thereafter to elect to purchase the Leased Property on the same terms and conditions as those set forth in the Offer. If Tenant elects to purchase the Leased Property, Tenant must give written notice thereof to Landlord no later than the 60th day after the date Landlord delivers the Offer to Tenant.

                 13.2 No Exercise. If Tenant does not elect to exercise its right of first refusal as set forth in Section 13.1, Landlord shall be free to sell and convey the Leased Property to the third party purchaser in accordance with the terms and provisions of the Offer. In the event that Landlord does not consummate the sale of the Leased Property to such purchaser, Tenant's right of first refusal under this Article 13 shall remain applicable to subsequent bonafide offers from third persons.

                       ARTICLE 14:  NEGATIVE COVENANTS

                 Until Tenant's Obligations shall have been performed in full, Tenant and Guarantor covenant and agree that Tenant (and Guarantor where applicable) shall not do any of the following without the prior written consent of Landlord:

                 14.1 No Debt. Tenant and Guarantor shall not create, incur, assume, or permit to exist any indebtedness other than [i] trade debt incurred in the ordinary course of business; and [ii] indebtedness that is secured by any Permitted Lien; provided, however, that other guaranties shall be permitted if Tenant and Guarantor are in compliance with the financial covenants set forth in Section 15.7 as of the date such other guaranty is incurred.

                 14.2 No Liens. Tenant and Guarantor shall not create, incur, or permit to exist any lien, charge, encumbrance, easement or restriction upon the Leased Property or any lien upon or pledge of any interest in Tenant, except for Permitted Liens.

                 14.3 No Guaranties. Tenant and Guarantor shall not create, incur, assume, or permit to exist any guarantee of any loan or other indebtedness except for the [i] endorsement of negotiable instruments for collection in the ordinary course of business; and [ii] guarantee of the indebtedness permitted in Section 14.1; provided, however, that other guaranties shall be permitted if Tenant and Guarantor are in compliance with the financial covenants set forth in Section 15.7 as of the date such other guaranty is incurred.

                 14.4 No Transfer. Tenant shall not sell, lease, sublease, mortgage, convey, assign or otherwise transfer any legal or equitable interest in the Leased Property or any part thereof, except for transfers made in connection with any Permitted Lien.

                 14.5 No Dissolution. Tenant, Manager (if applicable) or Guarantor shall not dissolve, liquidate, merge, consolidate or terminate its existence or sell, assign, lease, or otherwise transfer (whether in one transaction or in a series of transactions) all or substantially all of its assets (whether now owned or hereafter acquired).

                 14.6 No Change in Management or Operation. No material change shall occur in the management of Tenant, Guarantor or Manager (if applicable) or in the management or licensed operation of the Facility. Just Like Home, Inc. shall remain the Manager of the Facility and the licensed operator of the Facility and John F. Robenalt shall remain the President of Tenant and Guarantor.

                 14.7 No Investments. Tenant and Guarantor shall not purchase or otherwise acquire, hold, or invest in securities (whether capital stock or instruments evidencing indebtedness) of or make loans or advances to any person, including, without limitation, any Guarantor, any Affiliate, or any shareholder, member or partner of Tenant, Guarantor or any Affiliate, except for cash balances temporarily invested in short-term or money market securities and investments in marketable securities.

                 14.8 Contracts. Tenant and Guarantor shall not execute or modify any material contracts or agreements with respect to the Facility except for contracts and modifications approved by Landlord. Contracts made in the ordinary course of business and in an amount less than $100,000.00 shall not be considered "material" for purposes of this paragraph.

                 14.9 Subordination of Payments to Affiliates. After the occurrence of an Event of Default and until such Event of Default is cured, Tenant and Guarantor shall not make any payments or distributions (including, without limitation, salary, bonuses, fees, principal, interest, dividends, liquidating distributions, management fees, cash flow distributions or lease payments) to Guarantor, Manager (if applicable), any Affiliate, or any shareholder, member or partner of Tenant, Guarantor, Manager (if applicable) or any Affiliate.

                 14.10 Change of Location or Name. Tenant shall not change any of the following: [i] the location of the principal place of business or chief executive office of Tenant, or any office where any of Tenant's books and records are maintained; or [ii] the name under which Tenant conducts any of its business or operations.

                     ARTICLE 15:  AFFIRMATIVE COVENANTS

                 15.1 Perform Obligations. Tenant shall perform all of its obligations under this Lease, the Government Authorizations, the Permitted Exceptions, and all Legal Requirements. Tenant shall take all necessary action to obtain all Government Authorizations required for the operation of the Facility as soon as possible after the Effective Date.

                 15.2 Proceedings to Enjoin or Prevent Construction. If any proceedings are filed seeking to enjoin or otherwise prevent or declare invalid or unlawful Tenant's construction, occupancy, maintenance, or operation of the Facility or any portion thereof, Tenant will cause such proceedings to be vigorously contested in good faith, and in the event of an adverse ruling or decision, prosecute all allowable appeals therefrom, and will, without limiting the generality of the foregoing, resist the entry or seek the stay of any temporary or permanent injunction that may be entered, and use its best efforts to bring about a favorable and speedy disposition of all such proceedings and any other proceedings.

                 15.3     Documents and Information.

                 15.3.1 Furnish Documents. Tenant shall periodically during the term of the Lease deliver to Landlord the Annual Financial Statements, Periodic Financial Statements and other documents described on Exhibit C within the specified time periods. With each delivery of Annual Financial Statements and Periodic Financial Statements (other than the monthly Facility Financial Statement) to Landlord, Tenant shall also deliver to

Landlord a certificate signed by the Chief Financial Officer, general partner or managing member (as applicable) of Tenant, an Annual Facility Financial Report or Quarterly Facility Financial Report, as applicable, and a Quarterly Facility Accounts Receivable Aging Report all in the form of Exhibit D. In addition, Tenant shall deliver to Landlord the Annual Facility Financial Report and a Quarterly Facility Accounts Receivable Aging Report (based upon internal financial statements) within 60 days after the end of each fiscal year.

                 15.3.2 Furnish Information. Tenant shall [i] promptly supply Landlord with such information concerning its financial condition, affairs and property, as Landlord may reasonably request from time to time hereafter; [ii] promptly notify Landlord in writing of any condition or event that constitutes a breach or event of default of any term, condition, warranty, representation, or provisions of this Agreement or any other agreement, and of any material adverse change in its financial condition; [iii] maintain a standard and modern system of accounting; [iv] permit Landlord or any of its agent or representatives to have access to and to examine all of its books and records regarding the financial condition of the Facility at any time or times hereafter during business hours and after reasonable oral or written notice; and [v] permit Landlord to copy and make abstracts from any and all of said books and records.

                 15.3.3 Further Assurances and Information. Tenant shall, on request of Landlord from time to time, execute, deliver, and furnish documents as may be necessary to fully consummate the transactions contemplated under this Agreement. Within 15 days after a request from Landlord, Tenant shall provide to Landlord such additional information regarding Tenant, Tenant's financial condition or the Facility as Landlord, or any existing or proposed creditor of Landlord, or any auditor or underwriter of Landlord, may require from time to time, including, without limitation, a current Tenant's Certificate and Facility Financial Report in the form of Exhibit D. Upon Landlord's request, but not more than once every three years, Tenant shall provide to Landlord, an appraisal prepared by an MAI appraiser setting forth the current fair market value of the Leased Property.

                 15.3.4 Material Communications. Tenant shall transmit to Landlord, within 10 business days after receipt thereof, any material communication affecting a Facility, this Lease, the Legal Requirements or the Government Authorizations, and Tenant will promptly respond to Landlord's inquiry with respect to such information. Tenant shall promptly notify Landlord in writing after Tenant has knowledge of any potential, threatened or existing litigation or proceeding against, or investigation of, Tenant, Guarantor, or the Facility that may affect the right to operate the Facility or Landlord's title to the Facility or Tenant's interest therein.

                 15.3.5 Requirements for Financial Statements. Tenant shall meet the following requirements in connection with the preparation of the financial statements: [i] all audited financial statements shall be prepared in accordance with general accepted accounting principles consistently applied; [ii] all unaudited financial statements shall be prepared in a manner substantially consistent with prior audited and unaudited financial statements submitted to Landlord; [iii] all financial statements shall fairly present the financial condition and performance for the relevant period in all material respects; [iv] the financial statements shall include all notes to the financial statements and a complete schedule of contingent liabilities and transactions with Affiliates; and [v] the audited financial statements shall contain an unqualified opinion.

                 15.4 Compliance With Laws. Tenant shall comply with all Legal Requirements and keep all Government Authorizations in full force and effect. Tenant shall pay when due all taxes and governmental charges of every kind and nature that are assessed or imposed upon Tenant at any time during the term of the Lease, including, without limitation, all income, franchise, capital stock, property, sales and use, business, intangible, employee withholding, and all taxes and charges relating to Tenant's business and operations. Tenant shall be solely responsible for compliance with all Legal Requirements, including the ADA, and Landlord shall have no responsibility for such compliance.

                 15.5 Broker's Commission. Tenant shall indemnify Landlord from claims of brokers arising by the execution hereof or the consummation of the transactions contemplated hereby and from expenses incurred by Landlord in connection with any such claims (including attorneys' fees).

                 15.6 Existence and Change in Ownership. Tenant, Manager and Guarantor shall maintain its existence throughout the term of this Agreement. Any change in the ownership of Tenant directly or indirectly, shall require Landlord's prior written consent. John Robenalt or Michael Monahan may transfer his present respective ownership interest (or any part thereof) of Guarantor throughout the term of this Lease, only with Landlord's prior written consent.

                 15.7 Financial Covenants. The defined terms used in this section are defined in Section 15.7.1. The method of calculating Net Worth and valuing assets shall be consistent with the Financial Statements. For purposes of determining compliance with Section 15.7, guaranties shall be considered indebtedness but shall not be counted twice if the primary indebtedness is also attributed to the entity that issues the guaranty. The following financial covenants shall be met throughout the term of this Lease:

                 15.7.1   Definitions.

                                  (a)      "Cash Flow" means the net income of
Tenant as reflected on the income statement of Tenant plus [i] the amount of the provision for depreciation and amortization; [ii] the amount of the provision for management fees; plus [iii] the amount of the provision for income taxes; plus [iv] the amount of the provision for Rent payments and interest and lease payments, if any; minus [v] an imputed management fee equal to 5% of gross revenues (net of contractual allowances); and minus [vi] an imputed replacement reserve of $400.00 per licensed bed at each Facility, per year.

                                  (b)      "Coverage Ratio" is the ratio of [i]
Cash Flow for each applicable period; to [ii] the Rent payments due pursuant to this Lease and all other debt service and lease payments relating to the Leased Property for the applicable period.

                                  (c)      "Net Worth" means an amount equal to
the total consolidated fair market value of the tangible assets of the person (excluding good will and other intangible assets) minus the total consolidated liabilities of such person.

                 15.7.2 Coverage Ratio. Tenant shall maintain for each fiscal quarter a Coverage Ratio with respect to each Facility of not less than [i] 1.1 to 1.0 as of the Effective Date; and [ii] 1.25 to 1.0 as of the second anniversary of the Effective Date. For purposes of computing the Coverage Ratio for each Facility, the Cash Flow and Rent payments shall be allocated to each individual Facility pro rata based upon the Lease Amount allocated to such Facility as set forth in Exhibit A-2.

                 15.7.3 Net Worth. Guarantor shall maintain for each fiscal quarter a Net Worth of at least $500,000.00 with cash and cash equivalents of at least $200,000.00.

                 15.7.4 Current Ratio. Tenant and Guarantor shall maintain for each fiscal quarter a ratio of current assets to current liabilities of not less than 1.10 to 1.00.

                 15.7.5 Debt to Equity Ratio. Guarantor shall maintain for each fiscal quarter a ratio of total indebtedness to shareholders' equity in accord with the following schedule:


                          Year                        Debt-to-Equity
                          ----                        --------------
                          1997                              15:1
                          1998                              20:1
                          1999                              25:1
                          2000                              18:1
                          2001                              10:1

The aggregate lease amount under all capitalized and operating leases shall be included as indebtedness and all subordinated debt shall be included as equity.

                 15.8 Transfer of License. If this Lease is terminated due to expiration of the Term, pursuant to an Event of Default or for any reason other than Tenant's purchase of the Leased Property, or if Tenant vacates the Leased Property without termination of this Lease, Tenant shall execute, deliver and file all documents and statements requested by Landlord to effect the transfer of the Facility license and Government Authorizations to an entity designated by Landlord, subject to any required approval of governmental regulatory authorities, and Tenant shall provide to Landlord all information and records required by Landlord in connection with the transfer of the license and Government Authorizations.

           ARTICLE 16:  ALTERATIONS, CAPITAL IMPROVEMENTS, AND SIGNS


                 16.1 Prohibition on Alterations and Improvements. Except for Permitted Alterations (as hereinafter defined), Tenant shall not make any structural or nonstructural changes, alterations, additions and/or improvements (hereinafter collectively referred to as "Alterations") to the Leased Property.

                 16.2 Approval of Alterations. If Tenant desires to perform any Permitted Alterations, Tenant shall deliver to Landlord plans, specifications, drawings, and such other information as may be reasonably requested by Landlord (collectively the "Plans and Specifications") showing in reasonable detail the scope and nature of the Alterations that Tenant desires to perform. It is the intent of the parties hereto that the level of detail shall be comparable to that which is referred to in the architectural profession as "design development drawings" as opposed to working or biddable drawings. Landlord agrees not to unreasonably delay its review of the Plans and Specifications. Within 30 days after receipt of an invoice, Tenant shall reimburse Landlord for all costs and expenses incurred by Landlord in reviewing and, if required, approving or disapproving the Plans and Specifications, inspecting the Leased Property, and otherwise monitoring compliance with the terms of this Article 16. Tenant shall comply with the requirements of Section 16.4 in making any Permitted Alterations.

                 16.3 Permitted Alterations. Permitted Alterations means any one of the following: [i] Alterations approved by Landlord; [ii] Alterations required under Section 7.2; [iii] Alterations having a total cost of less than $25,000.00; or [iv] repairs, rebuilding and restoration required or undertaken pursuant to Section 9.4.


                 16.4 Requirements for Permitted Alterations. Tenant shall comply with all of the following requirements in connection with any Permitted
Alterations:

                          (a)     The Permitted Alterations shall be made in
accordance with the approved Plans and Specifications.

                          (b)     The Permitted Alterations and the
installation thereof shall comply with all applicable legal requirements and insurance requirements.

                          (c)     The Permitted Alterations shall be done in a
good and workmanlike manner, shall not impair the value or the structural integrity of the Leased Property, and shall be free and clear of all construction liens.

                          (d)     For any Permitted Alterations having a total
cost of $100,000.00 or more, Tenant shall deliver to Landlord a payment and performance bond, with a surety acceptable to Landlord, in an amount equal to the estimated cost of the Permitted Alterations, guaranteeing the completion of the work free and clear of liens and in accordance with the approved Plans and Specifications, and naming Landlord and any mortgagee of Landlord as joint obligees on such bond.

                          (e)     Tenant shall, at Tenant's expense, obtain a
builder's completed value risk policy of insurance insuring against all risks of physical loss, including collapse and transit coverage, in a nonreporting form, covering the total value of the work performed, and equipment, supplies, and materials, and insuring initial occupancy. Landlord and any mortgagee of Landlord shall be additional insureds of such policy. Landlord shall have the right to approve the form and substance of such policy.

                          (f)     Tenant shall pay the premiums required to
increase the amount of the insurance coverages required by Article 4 to reflect the increased value of the Improvements resulting from installation of the Permitted Alterations, and shall deliver to Landlord a certificate evidencing the increase in coverage.

                          (g)     Tenant shall, not later than 60 days after
completion of the Permitted Alterations, deliver to Landlord a revised "as-built" survey of the Leased Property if the Permitted Alterations altered the Land or "foot-print" of the Improvements and an "as-built" set of Plans and Specifications for the Permitted Alterations in form and substance reasonably satisfactory to Landlord.

                          (h)     Tenant shall, not later than 30 days after
Landlord sends an invoice, reimburse Landlord for any reasonable costs and expenses, including attorneys' fees and architects' and engineers' fees, incurred in connection with reviewing and approving the Permitted Alterations and ensuring Tenant's compliance with the requirements of this section. The daily fee for Landlord's consulting engineer is $750.00.

                 16.5 Ownership and Removal of Permitted Alterations. The Permitted Alterations shall become a part of the Leased Property, owned by Landlord, and leased to Tenant subject to the terms and conditions of this Lease. Tenant shall not be required or permitted to remove any Permitted Alterations.

                 16.6 Signs. Tenant may, at its own expense, erect and maintain identification signs at the Leased Property, provided such signs comply with all laws, ordinances, and regulations. Upon the termination or expiration of this Lease, Tenant shall, within 30 days after notice from Landlord, remove the signs and restore the Leased Property to its original condition.

                           ARTICLE 17:  [RESERVED]

            ARTICLE 18:    ASSIGNMENT AND SALE OF LEASED PROPERTY

                 18.1 Prohibition on Assignment and Subletting. Tenant acknowledges that Landlord has entered into this Lease in reliance on the personal services and business expertise of Tenant. Except for an assignment to an Affiliate pursuant to Section 18.6, Tenant may not assign, sublet, mortgage, hypothecate, pledge, or transfer any interest in this Lease, or in the Leased Property, in whole or in part, without the prior written consent of Landlord, which Landlord may withhold in its sole and absolute discretion. The following transactions will be deemed an assignment or sublease requiring Landlord's prior written consent: [i] an assignment by operation of law; [ii] an imposition (whether or not consensual) of a lien, mortgage, or encumbrance upon Tenant's interest in the Lease; [iii] an arrangement (including but not limited to, management agreements, concessions, licenses, and easements) which allows the use or occupancy of all or part of the Leased Property by anyone other than Tenant; and [iv] a change of ownership of Tenant. Landlord's consent to any assignment or sublease will not release Tenant (or any guarantor) from its payment and performance obligations under this Lease, but rather Tenant, any guarantor, and Tenant's assignee or sublessee will be jointly and severally liable for such payment and performance. An assignment or sublease without the prior written consent of Landlord will be void at the Landlord's option. Landlord's consent to one assignment or sublease will not waive the requirement of its consent to any subsequent assignment or sublease.

                 18.2 Requests for Landlord's Consent to Assignment, Sublease or Management Agreement. If Tenant requests Landlord's consent to a specific assignment, sublease, or management agreement, Tenant shall give Landlord [i] the name and address of the proposed assignee, subtenant or manager; [ii] a copy of the proposed assignment, sublease or management agreement; [iii] reasonably satisfactory information about the nature, business and business history of the proposed assignee, subtenant, or manager and its proposed use of the Leased Property; and [iv] banking, financial, and other credit information, and references about the proposed assignee, subtenant or manager sufficient to enable Landlord to determine the financial responsibility and character of the proposed assignee, subtenant or manager. Any assignment, sublease or management agreement shall contain provisions to the effect that [a] such assignment, sublease or management agreement is subject and subordinate to all of the terms and provisions of this Lease and to the rights of Landlord; [b] such assignment, sublease or management agreement may not be modified without the prior written






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

consent of Landlord not to be unreasonably withheld or delayed; [c] if this Lease shall terminate before the expiration of such assignment, sublease or management agreement, the assignee, subtenant or manager thereunder will, at Landlord's option, attorn to Landlord and waive any right the assignee, subtenant or manager may have to terminate the assignment, sublease or management agreement or surrender possession thereunder as a result of the termination of this Lease; and [d] if the assignee, subtenant or manager receives a written notice from Landlord stating that Tenant is in default under this Lease, the assignee, subtenant or manager shall thereafter pay all rentals or payments under the assignment, sublease or management agreement directly to Landlord until such default has been cured. Tenant hereby collaterally assigns to Landlord, as security for the performance of its obligations hereunder, all of Tenant's right, title, and interest in and to any assignment, sublease or management agreement now or hereafter existing for all or part of the Leased Property. Tenant shall, at the request of Landlord, execute such other instruments or documents as Landlord may request to evidence this collateral assignment. If Landlord, in its sole and absolute discretion, consents to such assignment, sublease, or management agreement, such consent shall not be effective until [i] a fully executed copy of the instrument of assignment, sublease or management agreement has been delivered to Landlord; [ii] in the case of an assignment, Landlord has received a written instrument in which the assignee has assumed and agreed to perform all of Tenant's obligations under the Lease; and [iii] Tenant has paid to Landlord a fee in the amount of $2,500.00; and [iv] Landlord has received reimbursement from Tenant or the assignee for all attorneys' fees and expenses and all other reasonable out-of-pocket expenses incurred in connection with determining whether to give its consent, giving its consent and all matters relating to the assignment.

                 18.3 Agreements with Residents. Notwithstanding Section 18.1, Tenant may enter into an occupancy agreement with residents of the Leased Property without the prior written consent of Landlord provided that [i] the agreement does not provide for lifecare services; [ii] Tenant may not collect rent for more than one month in advance other than deposits for first and last month's rent; and [iii] all residents of the Leased Property are accurately shown in Tenant's accounting records.

                 18.4 Sale of Leased Property. If Landlord or any subsequent owner of the Leased Property sells the Leased Property, its liability for the performance of its agreements in this Lease will end on the date of the sale of the Leased Property, and Tenant will look solely to the purchaser for the performance of those agreements. For






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

purposes of this section, any holder of a mortgage or security agreement which affects the Leased Property at any time, and any landlord under any lease to which this Lease is subordinate at any time, will be a subsequent owner of the Leased Property when it succeeds to the interest of Landlord or any subsequent owner of the Leased Property.

                 18.5 Assignment by Landlord. Landlord may transfer, assign, mortgage, collaterally assign, or otherwise dispose of Landlord's interest in this Lease or the Leased Property.

                 18.6 Assignment to Affiliate. Tenant may assign its entire interest in this Lease (but not any partial interest) to an Affiliate of Tenant, provided that the requirements of Section 18.2 shall have been satisfied and upon such satisfaction, Landlord's consent shall be deemed to have been given.

                     ARTICLE 19:  HOLDOVER AND SURRENDER

                 19.1 Holding Over. Should Tenant, with or without the express or implied consent of Landlord, continue to hold and occupy the Leased Property after the expiration of the Term, such holding over beyond the Term and the acceptance or collection of Rent by the Landlord shall operate and be construed as creating a tenancy from month-to-month and not for any other term whatsoever. Said month-to-month tenancy may be terminated by Landlord by giving Tenant 15 days written notice, and at any time thereafter Landlord may re-enter and take possession of the Leased Property.

                 19.2 Surrender. Except for [i] Permitted Alterations; [ii] normal and reasonable wear and tear (subject to the obligation of Tenant to maintain the Leased Property in good order and repair during the Term); and [iii] damage and destruction not required to be repaired by Tenant, Tenant shall surrender and deliver up the Leased Property at the expiration or termination of the Term in as good order and condition as of the Commencement Date.

                            ARTICLE 20: [RESERVED]




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
            ARTICLE 21:  QUIET ENJOYMENT, SUBORDINATION, ATTORNMENT
                           AND ESTOPPEL CERTIFICATES

                 21.1 Quiet Enjoyment. So long as Tenant performs all of its obligations under this Lease, Tenant's possession of the Leased Property will not be disturbed by Landlord.

                 21.2 Subordination. Subject to the terms and conditions of this section, this Lease and Tenant's rights under this Lease are subordinate to any ground lease or underlying lease, first mortgage, first deed of trust, or other first lien against the Leased Property, together with any renewal, consolidation, extension, modification or replacement thereof, which now or at any subsequent time affects the Leased Property or any interest of Landlord in the Leased Property, except to the extent that any such instrument expressly provides that this Lease is superior. The foregoing subordination provision is expressly conditioned upon any lessor or mortgagee being obligated and bound to recognize Tenant as the tenant under this Lease, and such lessor or mortgagee shall have no right to disturb Tenant's possession, use and occupancy of the Leased Property or Tenant's enjoyment of its rights under this Lease unless and until an Event of Default occurs hereunder. Any foreclosure action or proceeding by any mortgagee with respect to the Leased Property shall not affect Tenant's rights under this Lease and shall not terminate this Lease unless and until an Event of Default occurs hereunder. The foregoing provisions will be self-operative, and no further instrument will be required in order to effect them. However, Tenant shall execute, acknowledge and deliver to Landlord, at any time and from time to time upon demand by Landlord, such documents as may be requested by Landlord or any mortgagee or any holder of any mortgage or other instrument described in this section, to confirm or effect any such subordination, provided that any such document shall include a non-disturbance provision as set forth in this section satisfactory to Tenant. Any mortgagee of the Leased Property shall be deemed to be bound by the non-disturbance provision set forth in this section. If Tenant fails or refuses to execute, acknowledge, and deliver any such document within 20 days after written demand, Landlord may execute acknowledge and deliver any such document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any documents described in this section. This power of attorney is coupled with an interest and is irrevocable.

                 21.3 Attornment. If any holder of any mortgage, indenture, deed of trust, or other similar instrument






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
described in Section 21.2 succeeds to Landlord's interest in the Leased Property, Tenant will pay to such holder all Rent subsequently payable under this Lease. Tenant shall, upon request of anyone succeeding to the interest of Landlord, automatically become the tenant of, and attorn to, such successor in interest without changing this Lease. The successor in interest will not be bound by [i] any amendment or modification of this Lease made after the successor in interest succeeds to Landlord's interest and made without its consent as provided in this Lease; [ii] any claim against Landlord arising prior to the date on which the successor succeeded to Landlord's interest; or [iii] any claim or offset of Rent against the Landlord. Upon request by Landlord or such successor in interest and without cost to Landlord or such successor in interest, Tenant will execute, acknowledge and deliver an instrument or instruments confirming the attornment. If Tenant fails or refuses to execute, acknowledge, and deliver any such instrument within 20 days after written demand, then Landlord or such successor in interest will be entitled to execute, acknowledge, and deliver any document on behalf of Tenant as Tenant's attorney-in-fact. Tenant hereby constitutes and irrevocably appoints Landlord, its successors and assigns, as Tenant's attorney-in-fact to execute, acknowledge, and deliver on behalf of Tenant any such document. This power of attorney is coupled with an interest and is irrevocable.

                 21.4 Estoppel Certificates. At the request of Landlord or any mortgagee or purchaser of the Leased Property, Tenant shall execute, acknowledge, and deliver an estoppel certificate, in recordable form, in favor of Landlord or any mortgagee or purchaser of the Leased Property certifying the following: [i] that the Lease is unmodified and in full force and effect, or if there have been modifications that the same is in full force and effect as modified and stating the modifications; [ii] the date to which Rent and other charges have been paid; [iii] whether Tenant or Landlord is in default or whether there is any fact or condition which, with notice or lapse of time, or both, would constitute a default, and specifying any existing default, if any; [iv] that Tenant has accepted and occupies the Leased Property; [v] that Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord, if that be the case, or specifying such that exist; and [vi] such other information as may reasonably be requested by Landlord or any mortgagee or purchaser. Any purchaser or mortgagee may rely on this estoppel certificate.
If Tenant fails to deliver the estoppel certificates to Landlord within 10 business days after the request of the Landlord, then Tenant shall be deemed to have certified that [a] the Lease is in full force and effect and has not been modified, or that the Lease has been modified as set forth in the certificate delivered to Tenant; [b] Tenant has not prepaid any Rent or other charges except for the current month;







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

[c] Tenant has accepted and occupies the Leased Property; [d] neither Tenant nor Landlord is in default nor is there any fact or condition which, with notice or lapse of time, or both, would constitute a default; and [e] Tenant has no defenses, set-offs, deductions, credits, or counterclaims against Landlord. Tenant hereby irrevocably appoints Landlord as Tenant's attorney-in-fact to execute, acknowledge, and deliver on Tenant's behalf any estoppel certificate to which Tenant does not object within 10 days after Landlord sends the certificate to Tenant. This power of attorney is coupled with an interest and is irrevocable.

                 ARTICLE 22:  REPRESENTATIONS AND WARRANTIES

                 Tenant hereby makes the following representations and warranties, as of the Effective Date, to Landlord and acknowledges that Landlord is granting the Lease in reliance upon such representations and warranties. Tenant's representations and warranties shall survive the Closing and, except to the extent made as of a specific date, shall continue in full force and effect until Tenant's Obligations have been performed in full.

                 22.1 Organization and Good Standing. Tenant is a Corporation, duly organized, validly existing and in good standing under the laws of the State of Florida and is qualified to do business in and is in good standing under the laws of the State.

                 22.2 Power and Authority. Tenant has the power and authority to execute, deliver and perform this Lease. Tenant has taken all requisite action necessary to authorize the execution, delivery and performance of Tenant's obligations under this Lease.

                 22.3 Enforceability. This Lease constitutes a legal, valid, and binding obligation of Tenant enforceable in accordance with its terms.

                 22.4 Government Authorizations. The Facility is in compliance with all Legal Requirements. All Government Authorizations are in full force and effect. Except as otherwise noted in Exhibit E, Tenant holds all Government Authorizations necessary for the operation of the Facility as an assisted living facility. Seller presently holds all Government Authorizations necessary for the Facility's operation as an assisted living facility. Upon the Closing, Tenant will be authorized to operate the Facility as an assisted living facility until a license to operate the Facility is issued to Tenant. Tenant has filed all applications and reports and taken all necessary action to obtain all Government Authorizations as soon as possible after the Effective Date, subject to






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

governmental approval, and Tenant has no knowledge of any fact or circumstance that would prevent or delay Tenant's obtaining of such Government
Authorizations.

                 22.5 Financial Statements. Tenant has furnished Landlord with true, correct, and complete copies of the Financial Statements. The Financial Statements fairly present the financial position of Tenant and Guarantor as applicable, as of the respective dates and the results of operations for the periods then ended in conformance with generally accepted accounting principles applied on a basis consistent with prior periods. The Financial Statements and other information furnished to Landlord are true, complete and correct and, as of the Effective Date, no material adverse change has occurred since the furnishing of such statements and information. As of the Effective Date, the Financial Statements and other information do not contain any untrue statement or omission of a material fact and are not misleading in any material respect. Tenant and Guarantor are solvent, and no bankruptcy, insolvency, or similar proceeding is pending or contemplated by or, to the knowledge of Tenant, against Tenant or Guarantor.

                 22.6 Condition of Facility. To the best of Tenant's knowledge, all of the mechanical and electrical systems, heating and air-conditioning systems, plumbing, water and sewer systems, and all other items of mechanical equipment or appliances are in good working order, condition and repair, are of sufficient size and capacity to service the Facility for the Facility Uses and conform with all applicable ordinances and regulations, and with all building, zoning, fire, safety, and other codes, laws and orders. The Improvements, including the roof and foundation, are structurally sound and free from leaks and other defects.

                 22.7 Compliance with Laws. To the best of Tenant's knowledge, there is no violation of, or noncompliance with, [i] any laws, orders, rules or regulations, ordinances or codes of any kind or nature whatsoever relating to the Facility or the ownership or operation thereof (including without limitation, building, fire, health, occupational safety and health, zoning and land use, planning and environmental laws, orders, rules and regulations); [ii] any covenants, conditions, restrictions or agreements affecting or relating to the ownership, use or occupancy of the Facility; or [iii] any order, writ, regulation or decree relating to any matter referred to in [i] or [ii] above.

                 22.8 No Litigation. As of the Effective Date and except as disclosed on Exhibit F, [i] there are no actions or suits, or any proceedings or investigations by any governmental agency or regulatory body pending against Tenant,








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

Guarantor or the Facility; [ii] Tenant has not received notice of any threatened actions, suits, proceedings or investigations against Tenant, Guarantor or the Facility at law or in equity, or before any governmental board, agency or authority which, if determined adversely to Tenant or Guarantor, would materially and adversely affect the Facility or title to the Facility (or any part thereof), the right to operate the Facility as presently operated, or the financial condition of Tenant or Guarantor; [iii] there are no unsatisfied or outstanding judgments against Tenant, Guarantor or the Facility; [iv] there is no labor dispute materially and adversely affecting the operation or business conducted by Tenant, Guarantor, or the Facility; and [v] Tenant does not have knowledge of any facts or circumstances which might reasonably form the basis for any such action, suit, or proceeding.

                 22.9 Consents. The execution, delivery and performance of this Lease will not require any consent, approval, authorization, order, or declaration of, or any filing or registration with, any court, any federal, state, or local governmental or regulatory authority, or any other person or entity, the absence of which would materially impair the ability of Tenant to operate the Facility for the Facility Uses except for the post-acquisition filing for licensure of the Facility.

                 22.10 No Violation. The execution, delivery and performance of this Lease [i] do not and will not conflict with, and do not and will not result in a breach of Tenant's Organizational Documents; [ii] do not and will not conflict with, and do not and will not result in a breach of, and do not and will not constitute a default under (or an event which, with or without notice or lapse of time, or both, would constitute a default under), any of the terms, conditions or provisions of any agreement or other instrument or obligation to which Tenant is a party or by which its assets are bound; and [iii] do not and will not violate any order, writ, injunction, decree, statute, rule or regulation applicable to Tenant or the Facility.

                 22.11 Reports and Statements. All reports, statements, certificates and other data furnished by or on behalf of Tenant or Guarantor to Landlord in connection with this Lease, and all representations and warranties made herein or in any certificate or other instrument delivered in connection herewith and therewith, are true and correct in all material respects and do not omit to state any material fact or circumstance necessary to make the statements contained herein or therein, in light of the circumstances under which they are made, not misleading as of the date of such report, statement, certificate or other data. The copies of all agreements and instruments submitted to Landlord, including, without limitation, all agreements relating to management of the Facility and Tenant's






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

working capital are true, correct and complete copies and include all amendments and modifications of such agreements.

                 22.12 ERISA. All plans (as defined in Section 4021(a) of the Employee Retirement Income Security Act of 1974, as amended or supplemented from time to time ("ERISA")) for which Tenant is an "employer" or a "substantial employer" (as defined in Sections 3(5) and 4001(a)(2) of ERISA, respectively) are in compliance with ERISA and the regulations and published interpretations thereunder. To the extent Tenant maintains a qualified defined benefit pension plan: [i] there exists no accumulated funding deficiency; [ii] no reportable event and no prohibited transaction has occurred; [iii] no lien has been filed or threatened to be filed by the Pension Benefit Guaranty Corporation established pursuant to Subtitle A of Title IV of ERISA; and [iv] Tenant has not been deemed to be a substantial employer.

                 22.13 Chief Executive Office. Tenant maintains its chief executive office and its books and records at the address set forth in the introductory paragraph of this Agreement. Tenant does not conduct any of its business or operations other than at its chief executive office and at the Facility.

                 22.14 Other Name or Entities. Except as disclosed herein or as otherwise consented to by Landlord, none of Tenant's business is conducted through any corporate subsidiary, unincorporated association or other entity and Tenant has not, within the six years preceding the date of this Agreement [i] changed its name, [ii] used any name other than the name stated at the beginning of this agreement, or [iii] merged or consolidated with, or acquired any of the assets of, any corporation or other business.

                 22.15 Parties in Possession. Except as disclosed on Exhibit B, there are no parties in possession of any Leased Property or any portion thereof as managers, lessees, tenants at sufferance, or trespassers.

                 22.16 Access. Access to the Land is directly from a dedicated public right-of-way without any easement. To the knowledge of Tenant, there is no fact or condition which would result in the termination or reduction of the current access to and from the Land to such right-of-way.

                 22.17 Utilities. There are available at the Land gas, municipal water, and sanitary sewer lines, storm sewers, electrical and telephone services in operating condition which are adequate for the operation of the Facility at a







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

reasonable cost. The Land has direct access to utility lines located in a dedicated public right-of-way without any easement. As of the Effective Date, there is no pending or, to the knowledge of Tenant, threatened governmental or third party proceeding which would impair or result in the termination of such utility availability.

                 22.18 Condemnation and Assessments. As of the Effective Date, Tenant has not received notice of, and there are no pending or, to the best of Tenant's knowledge, threatened, condemnation, assessment or similar proceedings affecting or relating to the Facility, or any portion thereof, or any utilities, sewers, roadways or other public improvements serving the Facility.

                 22.19 Zoning. As of the Effective Date, [i] the use and operation of the Facility for the Facility Uses is a permitted use under the applicable zoning code; [ii] except as disclosed on Exhibit E hereto, no special use permits, conditional use permits, variances, or exceptions have been granted or are needed for such use of the Facility; [iii] the Land is not located in any special districts such as historical districts or overlay districts; and [iv] the Facility has been constructed in accordance with and complies with all applicable zoning laws, including but not limited to, dimensional, parking, setback, screening, landscaping, sign and curb cut requirements.

                 22.20 Pro Forma Statement. Tenant has delivered to Landlord a true, correct and complete copy of the Pro Forma Statement. The Pro Forma Statement shows Tenant's reasonable expectation of the most likely results of Facility operations for the next 5 year period.

                 22.21 Environmental Matters. During the period of Tenant's ownership or possession of the Leased Property and, to the best of Tenant's knowledge after diligent inquiry, for the period prior to Tenant's ownership or possession of the Leased Property, [i] the Leased Property is in compliance with all Environmental Laws; [ii] there were no releases or threatened releases of Hazardous Materials on, from, or under the Leased Property, except in compliance with all Environmental Laws; [iii] no Hazardous Materials have been, are or will be used, generated, stored, or disposed of at the Leased Property, except in compliance with all Environmental Laws; [iv] asbestos has not been and will not be used in the construction of any Improvements; [v] no permit is or has been required from the Environmental Protection Agency or any similar agency or department of any state or local government for the use or maintenance of any Improvements; [vi] underground storage tanks on or under the Land, if any, have been and currently are being operated in compliance with all applicable Environmental Laws;






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

[vii] any closure, abandonment in place or removal of an underground storage tank on or from the Land was performed in compliance with applicable Environmental Laws and any such tank had no release contaminating the Leased Property or, if there had been a release, the release was remediated in compliance with applicable Environmental Laws to the satisfaction of regulatory authorities; [viii] no summons, citation or inquiry has been made by any such environmental unit, body or agency or a third party demanding any right of recovery for payment or reimbursement for costs incurred under CERCLA or any other Environmental Laws and the Land is not subject to the lien of any such agency; and [ix] to the best of Tenant's knowledge, the Environmental Assessment is true, complete and accurate. "Disposal" and "release" shall have the meanings set forth in CERCLA.

                 22.22 Leases and Contracts. As of the Effective Date and except as disclosed on Exhibit G, there are no leases or contracts (including but not limited to, insurance contracts, maintenance contracts, construction contracts, employee benefit plans, employment contracts, equipment leases, security agreements, architect agreements, and management contracts) to which Tenant or Guarantor is a party relating to any part of the ownership, operation, possession, construction, management or administration of the Land or the Facility.

                 22.23 Receivable. As of the Effective Date, [i] there is no existing Event of Default under this Lease; and [ii] no event has occurred which, with the giving of notice or the passage of time, or both, would constitute or result in such an Event of Default.

              ARTICLE 23:  FUTURE PROJECTS; COTERMINOUS FINANCINGS

                 23.1 Project Submissions. Tenant, Guarantor and any Affiliate shall submit certain future acquisition and development projects to Landlord as provided in the Commitment.

                 23.2 Coterminous Financings. All future lease financings between Landlord or any Landlord Affiliate and Tenant or any Affiliate will be coterminous and will have identical renewal dates and option exercise periods. Accordingly, as each lease financing is closed, the term renewal date and option exercise periods under this Lease will be automatically extended to be coterminous with the most recently closed lease financing.

                     ARTICLE 24:  INTENTIONALLY DELETED






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

                         ARTICLE 25:  MISCELLANEOUS

                 25.1 Notices. Landlord and Tenant hereby agree that all notices, demands, requests, and consents (hereinafter "notices") required to be given pursuant to the terms of this Lease shall be in writing, shall be addressed to the addresses set forth in the introductory paragraph of this Lease, and shall be served by [i] personal delivery; [ii] certified mail, return receipt requested, postage prepaid; or [iii] nationally recognized overnight courier. All notices shall be deemed to be given upon the earlier of actual receipt or 3 days after mailing, or one business day after deposit with the overnight courier. Any notices meeting the requirements of this section shall be effective, regardless of whether or not actually received. Landlord or Tenant may change its notice address at any time by giving the other party notice of such change.

                 25.2 Advertisement of Leased Property. In the event the parties hereto have not executed a renewal Lease within 120 days prior to the expiration of this Lease, then Landlord or its agent shall have the right to enter the Leased Property at all reasonable times for the purpose of exhibiting the Leased Property to others and to place upon the Leased Property for and during the period commencing 120 days prior to the expiration of this Lease, "for sale" or "for rent" notices or signs.

                 25.3 Entire Agreement. This Lease contains the entire agreement between Landlord and Tenant with respect to the subject matter hereof. No representations, warranties, and agreements have been made by Landlord except as set forth in this Lease.

                 25.4 Severability. If any term or provision of this Lease is held or deemed by Landlord to be invalid or unenforceable, such holding shall not affect the remainder of this Lease and the same shall remain in full force and effect, unless such holding substantially deprives Tenant of the use of the Leased Property or Landlord of the rents herein reserved, in which event this Lease shall forthwith terminate as if by expiration of the Term.

                 25.5 Captions and Headings. The captions and headings are inserted only as a matter of convenience and for reference and in no way define, limit or describe the scope of this Lease or the intent of any provision hereof.

                 25.6 Governing Law. This Lease shall be construed under the laws of the State.






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
                 25.7 Memorandum of Lease. Tenant shall not record this Lease. Tenant may, however, record a memorandum of lease approved by Landlord.

                 25.8 Waiver. No waiver by Landlord of any condition or covenant herein contained, or of any breach of any such condition or covenant, shall be held or taken to be a waiver of any subsequent breach of such covenant or condition, or to permit or excuse its continuance or any future breach thereof or of any condition or covenant, nor shall the acceptance of Rent by Landlord at any time when Tenant is in default in the performance or observance of any condition or covenant herein be construed as a waiver of such default, or of Landlord's right to terminate this Lease or exercise any other remedy granted herein on account of such existing default.

                 25.9 Binding Effect. This Lease will be binding upon and inure to the benefit of the heirs, successors, personal representatives, and permitted assigns of Landlord and Tenant.

                 25.10 Power of Attorney. Effective upon [i] the occurrence and during the continuance of an Event of Default, or [ii] termination of this Lease for any reason other than Tenant's purchase of the Leased Property, Tenant hereby irrevocably and unconditionally appoints Landlord, or Landlord's authorized officer, agent, employee or designee, as Tenant's true and lawful attorney-in-fact, to act for Tenant in Tenant's name, place, and stead, to execute, deliver and file all applications and any and all other necessary documents and statements to effect the issuance, transfer, reinstatement, renewal and/or extension of the Facility license and all Governmental Authorizations issued to Tenant or applied for by Tenant in connection with Tenant's operation of the Facility, to permit any designee of Landlord or any other transferee to operate the Facility under the Governmental Authorizations, and to do any and all other acts incidental to any of the foregoing. Tenant irrevocably and unconditionally grants to Landlord as its attorney-in-fact full power and authority to do and perform every act necessary and proper to be done in the exercise of any of the foregoing powers as fully as Tenant might or could do if personally present or acting, with full power of substitution, hereby ratifying and confirming all that said attorney shall lawfully do or cause to be done by virtue hereof. This power of attorney is coupled with an interest and is irrevocable prior to Tenant's purchase of the Leased Property. Except in the case of an emergency, Landlord shall give Tenant three business days prior written notice before acting on behalf of Tenant pursuant to this power of attorney.

                 25.11 No Offer. Landlord's submission of this Lease to Tenant is not an offer to lease the Leased Property, or an agreement by Landlord to reserve the Leased Property for Tenant.
Landlord will not be bound to Tenant until Tenant has duly executed and delivered duplicate original leases to Landlord, and Landlord has duly executed and delivered one of these duplicate original leases to Tenant.

                 25.12 Modification. This Lease may only be modified by a writing signed by both Landlord and Tenant. All references to this Lease, whether in this Lease or in any other document or instrument, shall be deemed to incorporate all amendments, modifications and renewals of this Lease, made after the date hereof. If Tenant requests Landlord's consent to any change in ownership, merger or consolidation of Tenant or Guarantor, any assumption of the Lease, or any material modification of the Lease, Tenant shall provide Landlord all relevant information and documents sufficient to enable Landlord to evaluate the request. In connection with any such request, Tenant shall pay to Landlord a fee in the amount of $2,500.00 and shall pay all of Landlord's reasonable attorney's fees and expenses and other reasonable out-of-pocket expenses incurred in connection with Landlord's evaluation of Tenant's request, the preparation of any documents and amendments, the subsequent amendment of any documents between Landlord and its collateral pool lenders (if applicable), and all related matters.

                 25.13 Landlord's Modification. Tenant acknowledges that Landlord may mortgage the Leased Property or use the Leased Property as collateral for a collateralized mortgage obligations or Real Estate Mortgage Investment Companies (REMICS). If any mortgage lender of Landlord desires any modification of this Lease, Tenant agrees to consider such modification in good faith and to execute an amendment of this Lease if Tenant finds such modification acceptable.

                 25.14 No Merger. The surrender of this Lease by Tenant or the cancellation of this Lease by agreement of Tenant and Landlord or the termination of this Lease on account of Tenant's default will not work a merger, and will, at Landlord's option, terminate any subleases or operate as an assignment to Landlord of any subleases. Landlord's option under this paragraph will be exercised by notice to Tenant and all known subtenants of the Leased Property.

                 25.15 Laches. No delay or omission by either party hereto to exercise any right or power accruing upon any noncompliance or default by the other party with respect to any of the terms hereof shall impair any such right or power or be construed to be a waiver thereof.

                 25.16 Limitation on Tenant's Recourse. Tenant's sole recourse against Landlord, and any successor to the interest of Landlord in the Leased Property, is to the interest of Landlord, and any such successor, in the Leased Property. Tenant will not have any right to satisfy any judgment which it may have against the Landlord, or any such successor, from any other assets of Landlord, or any such successor. In this section, the terms "Landlord" and "successor" include the shareholders, venturers, and partners of "Landlord" and "successor" and the officers, directors, and employees of the same. The provisions of this section are not intended to limit Tenant's right to seek injunctive relief or specific performance.

                 25.17 Construction of Lease. This Lease has been prepared by Landlord and its professional advisors and reviewed by Tenant and its professional advisors. Landlord, Tenant, and their advisors believe that this Lease is the product of all their efforts, that it expresses their agreement, and agree that it shall not be interpreted in favor of either Landlord or Tenant or against either Landlord or Tenant merely because of their efforts in preparing it.

                 25.18 Counterparts. This Lease may be executed in multiple counterparts, each of which shall be deemed an original hereof.

                 25.19 Lease Guaranty. The payment of Rent and the performance of Tenant's obligations under this Lease are guaranteed by Guarantor pursuant to a Lease Guaranty of even date.

                 25.20 Custody of Escrow Funds. Any funds paid to Landlord in escrow hereunder may be held by Landlord or, at Landlord's election, by a financial institution, the deposits or accounts of which are insured or guaranteed by a federal or state agency. The funds shall not be deemed to be held in trust, may be commingled with the general funds of Landlord or such other institution, and shall not bear interest.

                 25.21 Landlord's Status as a REIT. Tenant acknowledges that Landlord (or a Landlord Affiliate) has now and may hereafter elect to be taxed as a real estate investment trust ("REIT") under the Internal Revenue Code.

                 25.22 Exhibits. The following exhibits are attached hereto and incorporated herein:

                 Exhibit A:       Legal Description
                 Exhibit A-1:     Personal Property
                 Exhibit A-2:     Designation of Facilities
                 Exhibit B:       Permitted Exceptions
                 Exhibit C:       Documents to be Delivered
                 Exhibit D:       Certificate and Facility Financial Reports
                 Exhibit E:       Government Authorizations to be Obtained;
                                  Zoning Permits
                 Exhibit F:       Pending Litigation
                 Exhibit G:       List of Leases and Contracts
                 Exhibit H:       Nondisturbance Agreement

                 25.23 WAIVER OF JURY TRIAL. LANDLORD AND TENANT WAIVE TRIAL BY JURY IN ANY ACTION, PROCEEDING OR COUNTERCLAIM BROUGHT BY EITHER OF THEM AGAINST THE OTHER ON ALL MATTERS ARISING OUT OF THIS LEASE OR THE USE AND OCCUPANCY OF THE LEASED PROPERTY (EXCEPT CLAIMS FOR PERSONAL INJURY OR PROPERTY DAMAGE). IF LANDLORD COMMENCES ANY SUMMARY PROCEEDING FOR NONPAYMENT OF RENT, TENANT WILL NOT INTERPOSE, AND WAIVES THE RIGHT TO INTERPOSE, ANY COUNTERCLAIM IN ANY SUCH PROCEEDING.

                 25.24 CONSENT TO JURISDICTION. TENANT HEREBY IRREVOCABLY SUBMITS AND CONSENTS TO THE NON-EXCLUSIVE JURISDICTION AND VENUE OF ANY STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR MANATEE COUNTY, FLORIDA FOR ANY ACTION OR PROCEEDING TO ENFORCE OR DEFEND ANY MATTER ARISING FROM OR RELATED TO [I] THE COMMITMENT; [II] THIS LEASE; OR [III] ANY DOCUMENT EXECUTED BY TENANT IN CONNECTION WITH THIS LEASE. TENANT HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT TENANT MAY EFFECTIVELY DO SO, THE DEFENSE OF AN INCONVENIENT FORUM TO THE MAINTENANCE OF ANY SUCH ACTION OR PROCEEDING. TENANT AGREES THAT A FINAL JUDGMENT IN ANY SUCH ACTION OR PROCEEDING SHALL BE CONCLUSIVE AND MAY BE ENFORCED IN ANY OTHER JURISDICTION BY SUIT ON THE JUDGMENT OR IN ANY OTHER MANNER PROVIDED BY LAW.

                 TENANT AGREES NOT TO INSTITUTE ANY LEGAL ACTION OR PROCEEDING AGAINST LANDLORD OR ANY DIRECTOR, OFFICER, EMPLOYEE, AGENT OR PROPERTY OF LANDLORD, CONCERNING ANY MATTER ARISING OUT OF OR RELATING TO THE COMMITMENT, THIS LEASE OR ANY RELATED DOCUMENT IN ANY COURT OTHER THAN A STATE OR FEDERAL COURT HAVING JURISDICTION OVER LUCAS COUNTY, OHIO OR MANATEE COUNTY, FLORIDA.

                 TENANT HEREBY CONSENTS TO SERVICE OF PROCESS BY LANDLORD IN ANY MANNER AND IN ANY JURISDICTION PERMITTED BY LAW. NOTHING HEREIN SHALL AFFECT OR IMPAIR LANDLORD'S RIGHT TO SERVE LEGAL PROCESS IN ANY MANNER PERMITTED BY LAW, OR LANDLORD'S RIGHT

TO BRING ANY ACTION OR PROCEEDING AGAINST TENANT OR THE PROPERTY OF TENANT IN THE COURTS OF ANY OTHER JURISDICTION.

                 25.25 Attorney's Fees and Expenses. Tenant shall pay to Landlord all reasonable costs and expenses incurred by Landlord in administering this Lease and the security for this Lease, enforcing or preserving Landlord's rights under this Lease and the security for this Lease, and in all matters of collection, whether or not an Event of Default has actually occurred or has been declared and thereafter cured, including but not limited to, [a] reasonable attorney's and paralegal's fees and disbursements; [b] the fees and expenses of any litigation, administrative, bankruptcy, insolvency, receivership and any other similar proceeding; [c] court costs; [d] the expenses of Landlord, its employees, agents, attorneys and witnesses in preparing for litigation, administrative, bankruptcy, insolvency and other proceedings and for lodging, travel, and attendance at meetings, hearings, depositions, and trials; and [e] consulting and witness fees incurred by Landlord in connection with any litigation or other proceeding.

                 25.26 Survival. The following provisions shall survive termination of the Lease: Article 9 (Damage & Destruction), Article 10 (Condemnation); Article 16 (Alterations); and Section 25.26 (Survival).

                 25.27 Warrants. In consideration of Landlord's purchase of the Leased Property and lease of the Leased Property to Tenant, Just Like Home, Inc. has issued stock warrants to Landlord upon the terms and conditions set forth therein.

            [THE REMAINDER OF THIS PAGE IS INTENTIONALLY LEFT BLANK]

                 IN WITNESS WHEREOF, the parties hereto have executed this Lease or caused the same to be executed by their respective duly authorized officers as of the date first set forth above.

Signed and acknowledged
in the presence of:                                HEALTH CARE REIT, INC.

Signature ________________________         By:____________________________
Print Name________________________
      Title:____________________
Signature________________________
Print Name________________________


                                                   JLH SERIES I, INC.

Signature ________________________         By:____________________________
Print Name________________________
      Title:____________________
Signature ________________________
Print Name________________________         Tax I.D. No.: 65-0386620


STATE OF OHIO             )
                          ) SS:
COUNTY OF LUCAS           )

                 The foregoing instrument was acknowledged before me this _____ day of _____________, 1998 by ___________________________, the ______________
of Health Care REIT, Inc., a Delaware corporation, on behalf of the corporation.


_______________________________
        Notary Public


My Commission Expires:_____________________                         [SEAL]

STATE OF FLORIDA          )
                          ) SS:
COUNTY OF ______________  )

                 The foregoing instrument was acknowledged before me this _____ day of ______________________, 1998 by _____________________________________,
the _________________ of JLH Series I, Inc., a Florida corporation, on behalf of the corporation.


_______________________________
        Notary Public


My Commission Expires:_____________________                         [SEAL]


THIS INSTRUMENT PREPARED BY:

JOHN S. ZARBANO, ESQ.
SHUMAKER, LOOP & KENDRICK, LLP
1000 JACKSON STREET
TOLEDO, OHIO 43624

                         EXHIBIT A:  LEGAL DESCRIPTION

                        EXHIBIT A-1:  PERSONAL PROPERTY


                              [TENANT TO PROVIDE]

                                  EXHIBIT A-2

                           DESIGNATION OF FACILITIES



JUST LIKE HOME I
Number of Beds:    16
Local Address:     1604 71st Street N.W.
                   Bradenton, Florida 34209

Allocated Acquisition Amount:  $475,000.00


JUST LIKE HOME III
Number of Beds:    20
Local Address:     2015 75th Street West
                   Bradenton, Florida 34209

Allocated Acquisition Amount:  $425,000.00


JUST LIKE HOME VII (also known as Just Like Home at Twin Oaks)
Number of Beds:    20
Local Address:     2614 43rd Street West
                   Bradenton, Florida 34210

Allocated Acquisition Amount:  $900,000.00


JUST LIKE HOME VIII (also known as Just Like Home at Twin Oaks)
Number of Beds:    20
Local Address:     2614 43rd Street West
                   Bradenton, Florida 34210

Allocated Acquisition Amount:  $900,000.00

                        EXHIBIT B:  PERMITTED EXCEPTIONS


1.       Taxes and assessments not yet due and payable.

                               [TO BE COMPLETED]

                     EXHIBIT C:  DOCUMENTS TO BE DELIVERED


                 Tenant shall deliver each of the following documents to Landlord no later than the date specified for each document:

                  1. Annual Financial Statement of Tenant (audited) and Facility Financial Statement (audited) - within 90 days after the end of each fiscal year.

                  2. Periodic Financial Statement of Tenant - within 45 days after the end of each quarter.

                  3. Monthly Facility Financial Statement - within 30 days after the end of each month.

                  4. Tenant's Certificate and Annual or Quarterly Facility Financial Report (Exhibit D) - with each delivery of Tenant's financial statements.

                  5. Annual Facility Financial Report (based upon internal financial records) - within 60 days after the end of each fiscal year.

                  6. Annual Financial Statement (audited) of Guarantor (corporation, partnership or limited liability company) - within 90 days after the end of each fiscal year.

                  7. Periodic Financial Statement of Guarantor (corporation, partnership or limited liability company) - within 45 days after the end of each quarter.

                  8. Guarantor's certificate - with each delivery of Guarantor's financial statements.

                  9. Federal tax returns of Tenant and Guarantor - within 15 days after the filing of the return. If the filing date is extended, also provide a copy of the extension application within 15 days after filing.

                 10. Medicaid cost reports for each Facility - within 15 days after filing of the report with the State agency.

                 11. State and federal survey and inspection reports for each Facility - within 7 days after receipt by Tenant.

                 12.      Real estate taxes

                         (a)     Copy of invoice and check - within 5 days
after the due date; and

                         (b)     Copy of official receipt or other
satisfactory evidence of payment - within 30 days after the due date.

                 13. Certificate of insurance renewal and evidence of payment of premium - at least 30 days prior to the expiration of each policy.

                        EXHIBIT D:  TENANT'S CERTIFICATE
                         AND FACILITY FINANCIAL REPORTS


Report Period:   Commencing ____________ and ending ___________

Lease: Lease made by Health Care REIT, Inc. ("Landlord") to JLH Series I, Inc. ("Tenant")


                 I hereby certify to Landlord as follows:

                 1. The attached [specify audited or unaudited and annual or quarterly, and if consolidated, so state] financial statements of Tenant [i] have been prepared in accordance with generally accepted accounting principles consistently applied; [ii] have been prepared in a manner substantially consistent with prior financial statements submitted to Landlord; and [iii] fairly present the financial condition and performance of Tenant in all material respects.

                 2. The attached [Annual or Quarterly] Facility Financial Report and Facility Accounts Receivable Aging Report for the Report Period is complete, true and accurate and has been prepared in a manner substantially consistent with prior schedules submitted to Landlord. As set forth in the [Annual or Quarterly] Facility Financial Report, Tenant has maintained the Coverage Ratio [IF APPLICABLE: and the Current Ratio/Debt to Equity Ratio] for the Report Period as required under the Lease between Tenant and Landlord.

                 3. To the best of my knowledge, Tenant was in compliance with all of the provisions of the Lease and all other documents executed by Tenant in connection with the Lease at all times during the Report Period, and no default, or any event which with the passage of time or the giving of notice or both would constitute a default, has occurred under the Lease.

                 Executed this _____ day of _____________, ________.




                            Name:_______________________________________________

                            Title:______________________________________________

                        ANNUAL FACILITY FINANCIAL REPORT

FACILITY NAME:   _____________________________________________________________
FACILITY ADDRESS:______________________________________________________________
                 ______________________________________________________________

REPORT PERIOD:   Twelve (12) months beginning ________________ and
                 ending __________________________________.
                 All information reported should be for this period only.

                                               CENSUS              % RESIDENT
       OCCUPANCY DATA                           DATA                   DAYS        % REVENUES
---------------------------------------------------------------------------------------------
Total Beds/Units:          _______        Medicaid:                 _______%         _______%

Total Available Days:      _______        Medicare:                 _______%         _______%

Total Occupied Days:       _______        Private & Other:          _______%         _______%

 Occupancy Percentage:     _______%       Total:                    _______%         _______%

                                 OPERATING DATA

1.       Gross Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

2.       Contractual Allowances . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

3.       Net Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

4.       Operating Expenses (before interest,
         lease/rent, depreciation, amortization and
         management fees) . . . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

5.       Net Operating Income . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

6.       Interest Expense . . . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

7.       Lease/Rent Expense . . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

8.       Depreciation Expense . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

9.       Amortization Expense . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

10.      Management Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

11.      Management Fees (as a percent of Gross
         Revenues)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    ________________%

12.      Overhead Allocation (if applicable)  . . . . . . . . . . . . . . . . .    $_______________

13.      Other (identify) . . . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

14.      Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .    $_______________

15.      Net Income (amount should agree with the
         facility's financial statements) . . . . . . . . . . . . . . . . . . .    $_______________


                                 FINANCING DATA
               (Note:  This data breaks out Items 6 and 7 above.)

                                    Related to HCRI             All Other Leases
                                                                   and/or Debt                   Total
                                    ------------------------------------------------------------------
Interest or Lease Expense               _________                   _________                 ________


 Principal Payments                     _________                   _________                 ________
(if any)

                                     $                           $                        $
                                      ===========                 ===========              ===========

                                 COVERAGE RATIO

1.       Net Operating Income                                                 $______________

2.       Less Imputed Management Fee
           (_____% of gross revenues)                                         (______________)

3.       Less Imputed Replacement Reserve for period
           ($_________ per bed [or unit] per year)                            (______________)

4.       Adjusted Net Operating Income                                        $______________

5.       Loan/Lease Payments to HCRI                                          $______________

6.       Actual Coverage Ratio (Line 4 divided by Line 5)                      ______________

7.       Minimum Coverage Ratio (per Lease Agreement)                          ______________


                                 CURRENT RATIO
                           [DELETE IF NOT APPLICABLE]

1.       Current Assets                                                       $______________

2.       Current Liabilities                                                  $______________

3.       Actual Current Ratio (Line 1 divided by Line 2)                      ______________

4.       Minimum Current Ratio (per Lease Agreement)                          ______________



I certify that the foregoing is true and accurate.


__________________________________         Date:____________________________

Name:_____________________________

         Title:___________________

Phone Number:_____________________

                      QUARTERLY FACILITY FINANCIAL REPORT

FACILITY NAME:       ________________________________________________________
FACILITY ADDRESS:    ________________________________________________________
                     ________________________________________________________

REPORT PERIOD:       Three (3) months beginning __________________ and
                     ending __________________________________.
                     All information reported should be for this period only.

                                                  CENSUS              % RESIDENT
          OCCUPANCY DATA                           DATA                  DAYS        % REVENUES
-----------------------------------------------------------------------------------------------
Total Beds/Units:                  _______        Medicaid:           _______%         _______%

Total Available Days:              _______        Medicare:           _______%         _______%

Total Occupied Days:               _______        Private & Other:    _______%         _______%

Occupancy Percentage:              _______%       Total:              _______%         _______%



                                 OPERATING DATA

1.       Gross Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

2.       Contractual Allowances . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

3.       Net Revenues . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

4.       Operating Expenses (before interest,
         lease/rent, depreciation, amortization and
         management fees) . . . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

5.       Net Operating Income . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

6.       Interest Expense . . . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

7.       Lease/Rent Expense . . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

8.       Depreciation Expense . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

9.       Amortization Expense . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

10.      Management Fees  . . . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

11.      Management Fees (as a percent of Gross
         Revenues)  . . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       ________________%

12.      Overhead Allocation (if applicable)  . . . . . . . . . . . . . . . . .       $_______________

13.      Other (identify) . . . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

14.      Income Taxes . . . . . . . . . . . . . . . . . . . . . . . . . . . . .       $_______________

15.      Net Income (amount should agree with the
         facility's financial statements) . . . . . . . . . . . . . . . . . . .       $_______________


                                 FINANCING DATA
               (Note:  This data breaks out Items 6 and 7 above.)

                                           Related to HCRI             All Other Leases
                                                                         and/or Debt                   Total
Interest or Lease Expense                  _________                   _________                     ________

Principal Payments                         _________                   _________                     ________
 (if any)
                                         $                           $                            $
                                          ==========                  ==========                    =========

                                 COVERAGE RATIO

1.       Net Operating Income                                                   $______________

2.       Less Imputed Management Fee
           (_____% of gross revenues)                                           (______________)

3.       Less Imputed Replacement Reserve for period
           ($_________ per bed [or unit] per year)                              (______________)

4.       Adjusted Net Operating Income                                          $______________

5.       Loan/Lease Payments to HCRI                                            $______________

6.       Actual Coverage Ratio (Line 4 divided by Line 5)                        ______________

7.       Minimum Coverage Ratio (per Lease Agreement)                            ______________


                                 CURRENT RATIO
                           [DELETE IF NOT APPLICABLE]

1.       Current Assets                                                         $______________

2.       Current Liabilities                                                    $______________

3.       Actual Current Ratio (Line 1 divided by Line 2)                         ______________

4.       Minimum Current Ratio (per Lease Agreement)                             ______________

I certify that the foregoing is true and accurate.


__________________________________         Date:____________________________

Name:_____________________________

         Title:___________________

Phone Number:_____________________

              QUARTERLY FACILITY ACCOUNTS RECEIVABLE AGING REPORT

                   FACILITY NAME:    ________________________

                   FACILITY ADDRESS: ________________________

                                     ________________________

                                     ________________________

ACCOUNTS RECEIVABLE AGING AS OF ____________ (MOST RECENT QUARTER ENDED)

 PAYOR                  0-30 DAYS     %           31-60 DAYS  %      61-90 DAYS    %       OVER 90 DAYS   %          TOTALS      %
Medicaid             $________________%       $_______________%   $________________%     $________________%     $________________%

Medicare             $________________%       $_______________%   $________________%     $________________%     $________________%

Commercial Insurance $________________%       $_______________%   $________________%     $________________%     $________________%

Other -              $________________%       $_______________%   $________________%     $________________%     $________________%
_____________
TOTALS               $_____________100%       $____________100%   $_____________100%     $_____________100%     $_____________100%


 % OF TOTALS $             ___________%            ___________%         ___________%           ___________%                   100%

ACCOUNTS RECEIVABLE AGING AS OF ____________ (2ND RECENT QUARTER ENDED)

 PAYOR                  0-30 DAYS     %           31-60 DAYS  %      61-90 DAYS    %       OVER 90 DAYS   %          TOTALS      %
Medicaid             $________________%       $_______________%   $________________%     $________________%     $________________%

Medicare             $________________%       $_______________%   $________________%     $________________%     $________________%

Commercial Insurance $________________%       $_______________%   $________________%     $________________%     $________________%

Other -              $________________%       $_______________%   $________________%     $________________%     $________________%
_____________
TOTALS               $_____________100%       $____________100%   $_____________100%     $_____________100%     $_____________100%


 % OF TOTALS $             ___________%            ___________%         ___________%           ___________%                   100%

                     EXHIBIT E:  GOVERNMENT AUTHORIZATIONS
                         TO BE OBTAINED; ZONING PERMITS


                              [TENANT TO PROVIDE]

                         EXHIBIT F:  PENDING LITIGATION


                                      NONE

                    EXHIBIT G:  LIST OF LEASES AND CONTRACTS


                              [TENANT TO PROVIDE]

                     EXHIBIT H:  LANDLORD-EQUIPMENT LESSOR
                            NONDISTURBANCE AGREEMENT


                 This Agreement is made this _____ day of ______________, 19____ by and between HEALTH CARE REIT, INC. ("Landlord"), a Delaware corporation, having an address of One SeaGate, Suite 1500, P.O. Box 1475, Toledo, Ohio 43603, and __________________________ ("Equipment Lessor"), having an address of ______________________ ____________________________.

                                R E C I T A L S:

                 A.       Landlord has leased to ___________________________
_____________________________ ("Lessee") the real and personal property located at _____________________________________________ and known as
____________________________________________ (the "Facility").

                 B. Equipment Lessor intends to enter or has entered into an equipment lease with Lessee (the "Equipment Lease") for the personal property described in Schedule 1 attached hereto (the "Equipment").

                 C. Landlord and Equipment Lessor have agreed to enter into this Agreement to clarify their respective rights to the Equipment.

                 NOW, THEREFORE, Landlord and Equipment Lessor have agreed as follows:

                 1. Ownership of Equipment. Landlord acknowledges that the Equipment is solely the property of Equipment Lessor and is personal property and shall not constitute fixtures or become a part of the Facility, even though the Equipment may be attached to the Facility by means of cement, plaster, nails, bolts, screws or otherwise. Except as provided in Paragraph 3, Equipment Lessor may, at all reasonable times, enter upon the Facility to inspect and/or to remove the Equipment, in whole or in part; provided, however, that [i] Equipment Lessor will not sell or auction the Equipment at the Facility; and [ii] Equipment Lessor will reimburse the Landlord for reasonable costs of repair for any damage done to the Facility as a result of said removal.

                 2. Waiver. Landlord acknowledges that Landlord has no interest in the Equipment and waives any right arising under any law or any deed, lease or other instrument to levy upon, distrain, seize or otherwise possess the Equipment.

                 3. Notice of Termination or Default. Equipment Lessor shall not terminate the Equipment Lease or remove the Equipment from the Facility without giving 30 days prior written notice to Landlord. Equipment Lessor shall give Landlord written notice of any default of Lessee under the Equipment Lease simultaneously with its giving such notice to Lessee and shall give Landlord the opportunity to cure any such default within 30 days after Landlord's receipt of such notice.

                 4. Assumption of Equipment Lease. Landlord may at its option, at any time, assume the obligations of Lessee as lessee under the Equipment Lease and Equipment Lessor shall accept the performance of Landlord thereunder. Landlord may thereafter assign its rights under the Equipment Lease to a purchaser or tenant of the Facility. If the purchaser or tenant satisfies the Equipment Lessor's credit standards for lessees, Equipment Lessor shall release Landlord from its obligations under the Equipment Lease after such assignment. In the event of any such assignment, the terms of this Agreement shall remain in full force and effect if Landlord continues to hold any mortgage on, security interest in, or title to the Facility.

                 5. Miscellaneous. This Agreement shall be construed under and governed by the laws of the State of _________________. This Agreement shall be binding upon the successors and assigns of Landlord and Equipment Lessor. This Agreement may only be modified in writing signed by the Landlord and Equipment Lessor.

                 IN WITNESS WHEREOF, Landlord and Equipment Lessor have executed this Agreement as of the date first above written.

                                        HEALTH CARE REIT, INC.

                        By:____________________________

                        Title:_________________________

                        _______________________________

                        By:____________________________

                        Title:_________________________


                 The undersigned Lessee consents to the foregoing Agreement.

                        _______________________________

                        By:____________________________

                        Title:_________________________

                             SCHEDULE 1 - EQUIPMENT


                    (EQUIPMENT LESSOR OR LESSEE TO PROVIDE)